UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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OneMain Holdings, Inc.

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 PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING
OF STOCKHOLDERS
June 12, 2024
9:30 a.m. Central Time
601 NW Second Street
Evansville, Indiana 47708

Message to Our Stockholders
April 26, 2024
Dear fellow stockholders:
We are pleased to invite you to attend our 2024 Annual Meeting of Stockholders, which will be held on June 12, 2024 at 9:30 a.m. Central Time, at our offices located at 601 NW Second Street, Evansville, Indiana 47708 (the “Annual Meeting”). Details regarding the business to be conducted at the Annual Meeting, proxy voting and other information about how to participate are more fully described in this proxy statement.
Your vote is important to us. Whether or not you are planning to attend the Annual Meeting, we encourage you to read our proxy statement and annual report in their entirety prior to the Annual Meeting, and request that you support our voting recommendations.
In 2023, we further advanced our mission to improve the financial well-being of hardworking Americans and demonstrate why we are the lender of choice for the nonprime consumer. We provided responsible lending solutions to help make brighter financial futures possible with transparent, affordable products delivered through a flexible omni-channel platform. We navigated through a complex macroeconomic environment, securing our competitive positioning through superior management of credit and continued development of new products to drive profitable growth in future years.
Our resilient business model is built upon decades of experience in the nonprime space, unparalleled credit and balance sheet management, and a nationwide branch network enhanced by digital and central capabilities. As reflected in this year’s results, our approach enabled us to deliver on our commitment to serving our customers and producing strong results for our shareholders. Our continued focus on strengthening the core business and advancing our strategic priorities has resulted in outperformance relative to the NYSE Composite Index, the NYSE Financial Sector Index, and our peers over the last three and five years. A key driver of these returns has been our strong capital generation, which allows us to both fund profitable growth and return significant amounts of capital to shareholders.
We remain committed to engaging with, and listening to, our shareholders. As described in this proxy statement, in 2023 we continued to evolve our governance, executive compensation, and corporate impact practices to reflect our evolution as a public company and the feedback that we receive from shareholders.
Our approach to corporate impact in 2023 was a natural extension of our mission to support our customers, team members, and communities. We expanded our benefits and programs designed to support team members, and our commitment to being an employer of choice was recognized externally with our certification as a Most Loved Workplace® for the second year in a row by the Best Practice Institute. At the same time, we continued to provide Trim by OneMain, our money-saving and financial wellness platform to all customers free of charge. We also grew our free financial education program, Credit Worthy by OneMain Financial, to reach over 275,000 high school students in over 3,400 mostly low-to-moderate income schools by year end, teaching students the importance of managing credit and establishing positive financial habits as they are about to apply for student loans or enter their first jobs.
We look forward to continuing to deliver value to our customers, shareholders, and other stakeholders. On behalf of the entire Board, we thank you for your investment in OneMain and the confidence you place in our Board, management team, and team members.

Doug Shulman Chairman and Chief Executive Officer	Roy A. Guthrie Lead Independent Director
i

Notice of the 2024 Annual Meeting
of Stockholders
Date and Time	June 12, 2024 9:30 a.m. Central Time
Place	601 NW Second Street, Evansville, Indiana 47708
Meeting Agenda
 To elect three Class II directors, Philip L. Bronner, Toos N. Daruvala and Douglas H. Shulman, to serve until the 2027 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
 To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2024.
 Such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

Record Date	To vote, you must have been a stockholder at the close of business on April 17, 2024.
Voting Options	You have three options for submitting your vote before the Annual Meeting: • Internet, through computer or mobile device such as a tablet or smartphone; • Telephone; or • Mail.
Please vote as soon as possible, even if you plan to attend the Annual Meeting.
By order of the Board of Directors,
Lily Fu Claffee
Chief Legal Officer & Corporate Secretary
April 26, 2023

We have provided you with this Notice of the 2024 Annual Meeting of Stockholders and proxy statement because the Board of Directors of OneMain Holdings, Inc. (the “Company” or “OneMain”) is soliciting your proxy to vote at the Company’s Annual Meeting of Stockholders to be held on June 12, 2024.

This proxy statement contains information about the items to be voted upon at the Annual Meeting and information about the Company. Instructions on how to access this proxy statement and our 2023 Annual Report to Stockholders (the “2023 Annual Report”) on the Internet or paper copies of this proxy statement and the 2023 Annual Report are first being sent or given to stockholders on or about April 26, 2024.

This proxy statement refers to certain other reports, documents and websites, including the Company’s website, which shall not be deemed to form part of, or to be incorporated by reference into, this proxy statement.

ii

Proxy Summary
2023 Performance Overview

7% Managed Receivables Growth*

$12.9 billion Originations

Grew customers by **15%** to **3.0 million** accounts

~$1.1 billion New Products & Distribution Channel Receivables

$641 million Net Income Generated

$794 million Capital Generated*

$551 million Capital Returned

$4.6 billion Funding Raised

Announced acquisition of Foursight Capital, with its **~$900 million** auto loan portfolio and platform

Named a Morningstar Sustainalytics **ESG Industry Top Rated Company** in 2023

Distributed free digital financial education to more than **3,400** high schools and **275,000** students nationwide since inception

CreditWorthy by OneMain Financial

*
Refer to Appendix A for a description of non-GAAP financial measures and key performance indicators and a reconciliation of such measures to the most directly comparable measures calculated under GAAP.

Capital Allocation Framework:
Invest in business and portfolio growth
Provide predictable regular dividend that can continue through a stressed environment
Make share repurchases a regular part of capital return
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Quarterly dividend of  $1.00 per share for dividend declared on February 7, 2024 ($4.00 per share annualized)

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$1 billion, 3-year share repurchase authorization

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Repurchased ~1.7 million shares in 2023 for $65 million

“Our resilient business model and progress against strategic initiatives positions us well to capitalize on significant growth and expansion opportunities, provide new products and services to customers, and deliver long-term value to stockholders.”

Doug Shulman Chairman and Chief Executive Officer

Stockholder Engagement
We maintain a robust year-round stockholder engagement program to understand stockholder perspectives and priorities including with respect to key corporate governance matters. Recent engagements have focused on the evolution of our Board, governance practices, compensation program, and impact-related practices and disclosures since the exit of our primary private equity owner from our stock in 2021. We have sought investor input on the actions we have taken and have received positive feedback. There remains a consistent view among our stockholders that we continue to progress our governance practices, and that it would be appropriate to incorporate changes over time.
Since our 2023 Annual Meeting of Stockholders, we reached out to and engaged with the following:
Total Stockholder Outreach 51% of shares outstanding	Total Stockholder Engagement 21% of shares outstanding
Key topics discussed with our investors included:
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Our differentiated business strategy

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Evolution of our corporate governance practices following the change in our stockholder base

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Our continued focus on Board composition, including director skillsets and diversity

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Enhancements to our executive compensation program effective for this year

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Corporate impact, with a focus on areas for increased disclosure

Board and Governance
Board Composition
Core Director Qualifications and Experience
The Nominating and Corporate Governance Committee, in conjunction with the full Board, takes into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. We prioritize the regular review of our overall Board composition to ensure our directors, both individually and collectively, represent the skills, experiences and backgrounds most suited to effectively oversee management and the Company. The following highlights certain qualifications and experiences currently reflected on our Board and relevant to OneMain’s current profile and strategic needs.

See Proposal 1 for additional information about nominees and continuing directors.
Evolution of Governance Practices
Our Board believes that strong corporate governance practices are important to ensuring effective oversight. As OneMain continues to evolve, we have taken the following steps to enhance our governance framework:
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Amended our Bylaws (the “Bylaws”) to provide for majority voting standard in uncontested director elections

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Enhanced Board-related disclosures, including expanding director biographies, providing data on board diversity and disclosing a comprehensive director-specific skills matrix with definitions of each skill

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Since 2021 we have refreshed our Board with three new independent members who bring relevant perspectives and expertise and add to overall Board diversity

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Enhanced the scope of responsibilities of our Lead Independent Director to reflect current practices

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Enhanced our annual Board evaluation process

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Expanded cyber-related disclosures, including amending the Risk Committee charter to highlight oversight of cybersecurity, information security and data privacy

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Formalized Board oversight of policies and practices relating to impact by amending the Nominating and Corporate Governance Committee charter

Executive Compensation
Following a review of our compensation practices, the Compensation Committee redesigned our compensation program with enhancements effective for 2023, which better reflect our current business and short- and long-term strategic objectives, as well as the broader economic environment. These enhancements were also informed by discussions with our stockholders, and as part of our review of practices given the evolution of our stockholder base following the exit of our primary private equity owner from our stock. The realigned compensation program, which was described in last year’s proxy statement, was designed to reduce the need for the Compensation Committee to make adjustments outside of the core program, is more in line with market practices, and supports our objective to retain and attract key talent. Enhancements to the program include:
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Decreasing the number of financial performance metrics and realigning metric weightings in our annual incentive program

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Placing a greater emphasis on long-term equity to reduce reliance on periodic one-time awards

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Simplifying the structure by no longer granting restricted stock units (“RSUs”) as a component of the annual incentive program, which better aligns to market and peer practice

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Changing the timing of the grant date of RSUs such that they will be granted at the beginning of the three-year vesting period

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Adding relative total stockholder return (“TSR”) as an upward or downward modifier within the performance-based restricted stock unit (“PSU”) portion of our long-term program

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Eliminating the payment of dividend equivalents on unvested PSUs

See “Compensation Discussion and Analysis” for more information about the enhancements made to the program.
Our Impact
We have made progress on our impact journey over the last several years, specifically regarding our teams, customers, communities and the environment. Accomplishments and highlights from the last year include:
Our Teams
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Certified as a Most Loved Workplace® by the Best Practice Institute (BPI) for the second year in a row

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Established employee network groups aligned to OneMain’s diverse affinity groups

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Amplified our benefit offerings related to our four pillars of wellness — physical, financial, mental and social/family — including developing a new Family Building Benefits Guide and producing a retirement guide for those planning retirement

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Continued our career development programs for women and people of color, namely our Women’s Leadership Development Program and the Diverse Leaders Program, as well as development programs focused on group mentoring and executive presentation skills

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Promoted our Days of Inclusion, a series focused on diversity and inclusion, hosting events that feature senior leaders from our Company and our community partners

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Ensured that all corporate and central sites have team members who have completed CPR and use of automated external defibrillator training

Our Customers
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Offered Trim by OneMain, our money-saving and financial wellness platform, to all of our customers free of charge

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Continued to promptly resolve customer complaints and to propose solutions to prevent future similar complaints through our Executive Office of Customer Care team

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Through credit card offerings BrightWay and BrightWay+1, continued to provide a digital-first platform that met the needs of a growing number of users

Our Communities
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Reached over 275,000 students in 3,400 mostly low-to-moderate income high schools since inception with free, digital financial education through Credit Worthy by OneMain Financial

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Assisted students in Oregon, Wisconsin and Washington state in meeting new financial education requirements, through the assistance of Credit Worthy by OneMain Financial

1
BrightWay® is a registered trademark of OneMain Financial Holdings, LLC. The BrightWay credit card is issued by WebBank.

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Funding $300,000 in scholarships for students participating in Credit Worthy by OneMain Financial

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Continued to offer the Family Resources Center, a website for credit education across all age groups

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Extended relief to customers impacted by Hawaii fires through a donation to Feeding America

Environmental Responsibility
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Published our Environmental Policy to emphasize our dedication to sustainability and compliance for our business

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Continued to pursue environmental initiatives at our locations and in our communities, including through participation in recycling programs at company corporate sites and our technology recycling initiatives which benefit local schools participating in our Credit Worthy by OneMain Financial program

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As part of our technology recycling initiative, donated fifty laptop computers to Purdue Polytechnic High School’s robotics program

Voting Overview
This section summarizes information contained elsewhere in this proxy statement. These highlights do not contain all the information that you should consider before voting or provide a complete description of the topics covered. Please read this entire proxy statement before voting.

Proposal 1
To elect three Class II directors, Philip L. Bronner, Toos N. Daruvala and Douglas H. Shulman, to serve until the 2027 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal (the “Director Election Proposal”).
The Board of Directors recommends a vote “FOR” each of the Class II director nominees Additional information can be found on page 7

Proposal 2
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2024 (the “Auditor Ratification Proposal”).
The Board of Directors recommends a vote “FOR” this proposal Additional information can be found on page 62
Stockholders will also attend to such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

Corporate Governance
Proposal 1 – Election of Directors
The terms of the Class II directors, consisting of Philip L. Bronner, Toos N. Daruvala and Douglas H. Shulman, will expire at the Annual Meeting. The Board has nominated each incumbent Class II director to serve as a continuing director for a new three-year term expiring at the 2027 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. Pursuant to an amendment to our Bylaws that our stockholders approved at the 2023 Annual Meeting of Stockholders, the director nominees will be elected if they receive a majority of votes cast.
In determining whether to nominate each of the Class II directors for another term, the Board considered the factors discussed below under “Corporate Governance — The Board of Directors — Selection of Director Nominees” and concluded that each possesses the talents, backgrounds, perspectives, attributes, skills, integrity, character and business judgment that will enable them to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its goals and objectives. At our 2023 Annual Meeting, we put forth a management proposal to declassify the Board, which did not receive the required level of support from stockholders to be approved. Following the 2023 Annual Meeting, we engaged with stockholders on this topic and based on their feedback, the Board determined not to propose the elimination of our classified Board structure again this year, but instead to continue to evaluate this structure as our stockholder base continues to evolve.
The Board recommends a vote “FOR” the election of each of the nominees listed above for director.
The Board of Directors
Name and Principal Occupation	Director Since	Committee Memberships
Douglas H. Shulman Chief Executive Officer and Chairman of OneMain Holdings, Inc.	2018	Executive
Roy A. Guthrie Retired Executive Vice President and Chief Financial Officer of Discover Financial Services	2012	Audit (Chair) Compensation (Chair) Executive Risk
Philip L. Bronner Co-founder of Ardent Venture Partners	2021	Audit
Phyllis R. Caldwell Former U.S. Treasury Chief Homeownership Preservation Officer and Former Bank of America President of Community Development Banking	2021	Compliance NCG

Name and Principal Occupation	Director Since	Committee Memberships
Toos N. Daruvala Senior Partner Emeritus of McKinsey & Company	2022	Compliance Risk
Valerie Soranno Keating Senior Advisor to Private Equity Firms and Former Chief Executive Officer of Barclaycard	2018	Compliance (Chair) Risk
Aneek S. Mamik Partner and Head of Financial Services at Värde Partners, Inc.	2018	Risk (Chair) Compensation Executive NCG
Richard A. Smith Retired Chairman, Chief Executive Officer and President of Realogy Holdings Corp.	2018	NCG (Chair) Audit Compensation
Board Qualifications and Skills
Our directors have significant business experience in key areas of our operations that allow them to effectively fulfill their oversight responsibilities with respect to our management and overall business strategy. We prioritize the regular review of our overall Board composition to ensure our directors, both individually and collectively, represent the skills, experiences and backgrounds that are integral to an effective and well-functioning Board that is relevant to OneMain’s current profile and strategic needs. Our directors possess a broad range of qualifications, skills and viewpoints that are important to their oversight responsibilities, including financial industry, risk management, accounting and financial reporting, corporate governance and cybersecurity. Our directors also have personal traits such as integrity, character and sound business judgment that are essential to effective corporate governance.
Listed below are certain skills and experience that we have identified as important to the Board as a whole in light of our current business and structure. The directors’ biographies note each director’s relevant experience, qualifications and skills in these key areas, among others.
Accounting and Auditing. Experience overseeing the preparation of financial statements and the design and implementation of internal control over financial reporting or auditing public company financial statements facilitates oversight of public company reporting.
Consumer Finance. Experience with retail banking, consumer lending and finance, consumer loans or credit cards provides knowledge of the risks and opportunities that can impact our business and a detailed understanding of consumers.
Corporate Governance and Responsibility. Experience with corporate governance matters, including board and management accountability, assessing or overseeing risk management and a deep understanding of impact-related practices that align with the interests of investors and other stakeholders, ensures proper oversight and protection of stakeholders’ interests.
Finance and Capital Markets. Experience with capital and credit markets, financing and funding operations assists our directors in understanding, advising on and overseeing our capital structure, financing, capital allocation and investing activities.

Government, Legal and Regulatory. Public policy and public service experience in government agencies, non-governmental organizations or non-profit associations provides insights that help the Company work constructively with federal, state and local lawmakers and policymakers and experience with understanding legal and regulatory environments and frameworks assists the Board in fulfilling its compliance oversight responsibilities.
Human Capital Management. Experience with managing and developing a workforce, managing compensation, overseeing inclusion and diversity efforts, implementing succession planning and talent management and managing other human capital initiatives helps to align our organization’s culture.
Public Company Board Experience. Experience as a director on other public company boards of directors provides valuable perspective and oversight experience.
Risk Management. Experience assessing risk management at a large organization, including risks arising from regulation, cybersecurity and data privacy concerns, provides valuable knowledge and guidance to the Board and enhances its ability to conduct effective oversight of significant risks facing the Company.
Senior Executive Leadership. Experience in a leadership role, including CEO, Chief Financial Officer (“CFO”) or as another executive-level manager, provides experience and perspective to advise and oversee the performance of our management team.
Technology and Innovation. Experience with digital, technological and financial technology trends and changes, disruptive innovation and technological investment provides valuable knowledge and guidance to the Board.
Director Skills Matrix
The following matrix identifies the primary skills that the NCG Committee and the Board considered in connection with our director nominees. This high-level summary is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

Director Biographies
The principal occupation, age and certain other information for each director nominee and the continuing directors serving unexpired terms are set forth below.
Class II Directors — Terms expire in 2024
Philip L. Bronner, age 53
Mr. Bronner is the co-founder of Ardent Venture Partners and is an investor in Method Financial and Collective. Before co-founding Ardent Venture Partners, Mr. Bronner was a founder and managing member of Summer League Ventures. Prior to Summer League Ventures, Mr. Bronner was a General Partner with Novak Biddle Venture Partners. Over the course of his career, Mr. Bronner has led 16, and was actively involved in 20, investments, totaling over $100 million. Mr. Bronner was the founder of Quad Learning, a venture-backed startup acquired by Wellspring Higher Education, served as a management consultant at McKinsey & Co. (“McKinsey”) and worked as a software engineer at IBM.
Key Qualifications and Expertise Supporting Nomination
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First-hand perspective as an active investor focusing on financial technology companies and cloud software-based businesses

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Extensive experience working with and advising boards and management teams of growth-oriented financial technology companies

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Demonstrated commitment to working to promote education, inclusion and opportunity

Director Since 2021 Committees Audit
Toos N. Daruvala, age 68
Mr. Daruvala joined McKinsey in 1983, was elected Senior Partner in 1995, and retired from the firm in 2015. At McKinsey, Mr. Daruvala led the Americas Risk Management Practice, the Americas Banking and Securities Practice and the build-out of McKinsey’s global Risk Advanced Analytics capability. Over the course of his career, he worked with financial services institutions on a broad range of strategic and operational matters. From 2016 to 2021, he was co-Chief Executive Officer of MIO Partners (“MIO”), an investment company wholly-owned by McKinsey. Mr. Daruvala is now a senior partner emeritus of McKinsey, a director at the Royal Bank of Canada and at MIO, and an adjunct professor at Columbia Business School.
Mr. Daruvala currently serves on the board of the Royal Bank of Canada and previously served as the Chairman of the Risk Committee. He served on the board of CardConnect Corp., a provider of payment processing and technology services, from mid-2016 to July 2017. He is an adjunct professor and Executive-in-Residence at Columbia Business School.
Key Qualifications and Expertise Supporting Nomination
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Extensive and direct experience advising top financial services companies on a broad range of strategic and operational matters, including while leading the Americas Risk Management Practice and the Americas Banking and Securities Practice at McKinsey

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In-depth knowledge of financial services, risk, data and analytics built through decades of leadership in the industry

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Public board and risk management experience

Director Since 2022 Committees Compliance Risk

Douglas H. Shulman, age 56
Mr. Shulman joined the Company as President and CEO in September 2018 and has served as Chairman of the Board since December 2020. He has significant experience managing large, complex organizations at the intersection of financial services, data and technology. He came to the Company from BNY Mellon, a global investments company, where he served as Senior Executive Vice President, Global Head of Client Service Delivery from 2014 to 2018 and was a member of the Executive Committee. Prior to BNY Mellon, he was a Senior Advisor at McKinsey from 2013 to 2014.
From 2008 to 2012, Mr. Shulman served as the Commissioner of the Internal Revenue Service, where he directed a transformation of the agency’s technology, drove customer service metrics to historic levels and led important breakthroughs in addressing international tax evasion. Previously, Mr. Shulman was Vice Chairman and, before that, President of Markets, Services and Information at FINRA and its predecessor company, the National Association of Securities Dealers, Inc., when it owned the Nasdaq Stock Market and the American Stock Exchange.
Earlier in his career, Mr. Shulman was an entrepreneur, a vice president at a private investment firm and part of the founding team that launched Teach for America, a national non-profit that places teachers in low-income communities.
He graduated from Georgetown University Law Center with a J.D., magna cum laude. He also holds an M.P.A. from the John F. Kennedy School of Government at Harvard University and a B.A. from Williams College. He currently serves on the Board of Trustees for the Carnegie Foundation for the Advancement of Teaching.
Key Qualifications and Expertise Supporting Nomination
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Successful leadership of OneMain Financial as Chairman and Chief Executive Officer

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Extensive leadership experience in the financial services industry and government

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Leadership in directing transformations and managing large, complex organizations at the intersection of financial services, data and technology

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Demonstrated commitment to impact, including as part of the founding team that launched Teach for America; currently serves on the Board of Trustees for the Carnegie Foundation for the Advancement of Teaching

Director Since 2018 Committees Executive

Class III Director Nominees — Terms expire in 2025
Valerie Soranno Keating, age 60
Ms. Keating has been senior advisor to a number of private equity firms in the U.S. and Europe since 2017. From November 2009 through May 2015, she was the Chief Executive Officer of Barclaycard, the global payments division of Barclays PLC (“Barclays”), with $60 billion in assets and over 30 million customers throughout the U.S., Europe and South Africa. Businesses in the Barclaycard portfolio included consumer credit, charge and prepaid cards, digital and in-store sales finance, commercial payments, online personal loans, online deposits, digital merchant offers, wearable payment devices and merchant acquisition.
Before joining Barclays, Ms. Keating held a variety of executive positions at American Express Company from May 1993 through May 2009, including President, Travelers Cheques & Prepaid Services; Executive Vice President, Global Commercial Services; Executive Vice President, Global Merchant Services, Emerging Global Businesses & Network Expansion; and Vice President, Corporate Strategic Planning. Prior to that, she was a management consultant at Kearney, Inc. from September 1985 through July 1991 and at the Amherst Group Limited from July 1991 through May 1993. Ms. Keating has served on the board of CPI Card Group Inc. (where she is also Chair of the Nominating and Corporate Governance Committee, a member of the Audit Committee and member of the Compensation Committee) since May 2018. Ms. Keating also serves on a number of privately owned boards.
Key Qualifications and Expertise Supporting Continued Service
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Experience and success leading a complex financial organization as the Chief Executive Officer of Barclaycard

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Wide-ranging and in-depth knowledge across a broad spectrum of payments and related businesses

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Broad perspectives gained through public and private directorships, as well as through advisory roles to private equity firms operating in numerous sectors, where she has helped drive corporate change and build value

Director Since 2018 Committees Compliance (Chair) Risk

Aneek S. Mamik, age 45
Mr. Mamik is a partner and Global Head of Financial Services at Värde Partners, Inc. (“Värde”). He oversees credit and equity investments in consumer finance, commercial finance, as well as other sectors of specialty lending. Mr. Mamik is a member of the firm’s investment committee. Based in New York, he joined Värde in 2016, initially as Head of Financial Services for North America.
Prior to joining Värde, Mr. Mamik spent 15 years at General Electric, where he most recently led mergers and acquisitions for GE Capital Headquarters (“GE Capital”). He led the initial public offering and subsequent $20 billion stock split off of Synchrony Financial. Mr. Mamik pursued acquisitions globally as part of GE Capital’s expansion and led some of the largest transactions in specialty finance. While at GE Capital, Mr. Mamik also had senior executive experience in capital allocation, strategy and finance across consumer and commercial lending. Mr. Mamik has board experience at several financial services businesses including Australia Stock Exchange listed Latitude Financial Services.
Key Qualifications and Expertise Supporting Continued Service
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Extensive financial and strategic experience in consumer finance and commercial finance industries, as well as other sectors of specialty lending

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Extensive experience in private equity and mergers and acquisitions

Director Since 2018 Committees Risk (Chair) Compensation Executive NCG
Richard A. Smith, age 70
Mr. Smith is the retired Chairman, Chief Executive Officer and President of Realogy Holdings Corp. (“Realogy”), which at the time of his retirement was a global leader in residential real estate franchising with company-owned real estate brokerage operations, as well as relocation, title and settlement services. Prior to his retirement in December 2017, Mr. Smith led Realogy’s business operations for 21 years. Under Mr. Smith’s leadership, Realogy was recognized as one of the World’s Most Ethical Companies by Ethisphere Institute for seven consecutive years.
Mr. Smith is a former member of the Business Roundtable, an association of chief executive officers of leading U.S. companies, a former commissioner on the Bipartisan Policy Center’s Housing Commission, and previously served on the Executive Committee of the Policy Advisory Board for Harvard University’s Joint Center for Housing Studies.
Mr. Smith served as a director and member of the Audit, Nominating and Compensation Committees of TZP Strategies Acquisition Corp., a special purpose acquisition company, from January 2021 until January 2023. In addition, Mr. Smith was a member of the board of directors of Total Systems Services, Inc., a NYSE-listed company headquartered in Columbus, Georgia, prior to its 2019 merger with Global Payments Network, a NYSE-listed company headquartered in Atlanta, Georgia.
Key Qualifications and Expertise Supporting Continued Service
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Executive leadership experience and success through roles at Realogy

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Deep knowledge and experience navigating the residential real estate and brokerage industries

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Experience on boards of public companies within financial services, including Total Systems Services (later merged into global financial technology company, Global Payments)

Director Since 2018 Committees NCG (Chair) Audit Compensation

Class I Directors — Terms expire in 2026
Phyllis R. Caldwell, age 64
Ms. Caldwell currently serves as a member of the Board of Directors of Ocwen Financial Corp., a non-bank mortgage servicer and originator, where she has served as a director since January 2015 and served as Chair from March 2016 until January 2023. She is owner and sole member of Wroxton Civic Ventures, LLC, which provides advisory services on various financial, housing and economic development matters, a position she has held since January 2012. She currently serves on the board of JBG Smith Properties, a position she has held since March 2021. In addition, she was elected to the board of Oaktree Specialty Lending Corporation, a business development company, effective December 31, 2021. She served on the board of Revolution Acceleration Acquisition Corp, a special purpose acquisition corporation, from December 2020 to July 2021. From October 2018 to October 2021, Ms. Caldwell was a member of the board of MicroVest Holdings, Inc., a privately held registered investment adviser. From January 2014 to September 2018, Ms. Caldwell served as a director of American Capital Senior Floating, Ltd., a business development company.
Previously, Ms. Caldwell was Chief Homeownership Preservation Officer at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives, from November 2009 to December 2011.
In addition, Ms. Caldwell held various leadership roles in commercial real estate finance during her eleven years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking.
Key Qualifications and Expertise Supporting Continued Service
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Extensive experience in the housing and financial services industries, both in the private sector and as a senior government official with oversight of U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives

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Extensive public board experience across financial services companies including within mortgage lending

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Demonstrated commitment to working to promote inclusion and opportunity through government service and service on the boards of several non-profit organizations within housing and community development finance

Director Since 2021 Committees Compliance NCG

Roy A. Guthrie, age 70
Mr. Guthrie has served as our Lead Independent Director since the 2014 Annual Meeting of Stockholders. He previously served as Executive Vice President and Chief Financial Officer of Discover Financial Services (“Discover”), a direct banking and payment services company, from 2005 through April 2011. He retired from Discover in January 2012. Prior to joining Discover, Mr. Guthrie was President and Chief Executive Officer of CitiFinancial International, LTD, a consumer finance business of Citigroup Inc. (“Citigroup”), from 2000 to 2004. In addition, Mr. Guthrie served on Citigroup’s management committee during this period of time. Mr. Guthrie also served as the President and Chief Executive Officer of CitiCapital from 2000 to 2001. Mr. Guthrie served as Chief Financial Officer of Associates First Capital Corporation, a consumer finance lender, from 1996 to 2000, while it was a public company, and served as a member of its board of directors from 1998 to 2000. Prior to that, Mr. Guthrie served in various positions at Associates First Capital Corporation, including Corporate Controller from 1989 to 1996.
In addition, Mr. Guthrie has served as a director and Chairman of the Audit and Risk Committee of Mr. Cooper Group Inc., a residential mortgage loan originator and servicer, and its predecessor, Nationstar Mortgage Holdings, Inc., since February 2012. He has served as a director and Chairman of the Risk Committee of Synchrony Financial, a private label credit card issuer, since July 2014. He previously served as Chief Executive Officer of Renovate America, Inc. from October 2017 through December 2020.
Key Qualifications and Expertise Supporting Continued Service
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Leadership experience as a chief financial officer of two publicly traded companies

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Vast experience with and knowledge of the consumer finance industry, with experience and background in finance and accounting

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Extensive experience as an executive officer and public company director across financial services companies, taking on leadership roles particularly within audit and risk

Director Since 2012 Committees Audit (Chair) Compensation (Chair) Executive Risk
Director Independence
The Board has affirmatively determined that Philip L. Bronner, Phyllis R. Caldwell, Toos N. Daruvala, Roy A. Guthrie, Aneek S. Mamik and Richard A. Smith qualify as independent under Section 303A.02 of the New York Stock Exchange (“NYSE”) corporate governance listing standards. In making its independence determinations, the Board considers the specific tests for independence included in NYSE listing standards. The Board considers whether directors have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors. When assessing materiality, the Board considers all relevant facts and circumstances, including transactions between the Company and the director, family members of directors and organizations with which the director is affiliated. The Board further considers the frequency of and dollar amounts associated with these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties. The Board has determined that Valerie Soranno Keating does not qualify as an independent director under Section 303A.02 of the NYSE corporate governance listing standards due to compensation she received in November 2020, which vested in installments ending in 2023, in recognition of services provided in helping the Company develop credit card offerings.
In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board also specifically considers factors relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in making judgments about the Company’s executive compensation, including sources of the director’s compensation and relationships of the director to the Company or senior management.
Selection of Director Nominees
The NCG Committee conducts the initial screening and evaluates individual directors at least annually, and the full Board retains responsibility for nominating members for election to the Board. We regularly assess the composition of our Board and consider the results as part of our assessment process and nomination process. As provided in our Corporate Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based on, among other things, the following factors:

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whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board’s oversight of the business and affairs of the Company;

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the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities;

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the nominee’s experiences, skills and expertise;

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diversity considerations;

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the nominee’s business judgment;

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the nominee’s impact on the composition of the Board;

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requirements of applicable laws and NYSE listing standards;

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the nominee’s time availability and dedication; and

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the nominee’s potential conflicts of interest.

The NCG Committee recommends the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of our business and strategy. Diversity is one of the factors that the NCG Committee considers in identifying director nominees, including diversity of thought, educational and professional background, gender, race, age, sexual orientation and ethnic or national background.
We are committed to regular Board refreshment. Since the 2021 Annual Meeting of Stockholders, three directors have departed and three independent directors have been appointed to the Board. We provide new directors with a director orientation program to familiarize such directors with, among other things, our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, Code of Business Conduct and Ethics, Corporate Governance Guidelines, executive officers, internal auditors and independent auditors.
In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and the Company’s management, as well as recommendations from Company stockholders. Our Bylaws include procedures for stockholders to nominate candidates to serve on the Board for election at any Annual Meeting or at any special meeting called for the purpose of electing directors. As a result, the NCG Committee has not implemented a separate policy with regard to such procedures since stockholders may submit recommendations for director candidates by following the procedures set forth in the Bylaws.
It is the general policy of the Company, as set forth in the Company’s Corporate Governance Guidelines, that no director having attained the age of 75 years will stand for re-election. In connection with each director nomination recommendation, the NCG Committee also considers the tenure of the director nominee.

Stockholder Nominations
The Bylaws require a stockholder who desires to nominate a candidate for election to the Board at an annual meeting of stockholders to timely submit certain information to Corporate Secretary, Attn: Legal Department, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708. This information includes, among other things:

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the stockholder’s name and address, and the class, series and number of shares that he or she beneficially owns;

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a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting;

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the name, address and certain other information regarding the stockholder’s nominee for director;

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a description of any arrangement or understanding between the stockholder and the director nominee or any other person (naming such person(s)) in connection with the making of such nomination to the Board;

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a representation that the stockholder will solicit proxies in accordance with the SEC’s universal proxy rule, Rule 14a-19 under the Exchange Act, and confirmation prior to the Annual Meeting that the requirements of Rule 14a-19 have been met; and

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a completed questionnaire with respect to the prospective nominee’s background and the background of any other person on whose behalf the nomination is being made, and certain written representations and agreements from such persons concerning their independence and compliance with applicable laws.

To be timely, a stockholder must submit the information required by the Bylaws not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding Annual Meeting of stockholders. The Bylaws include special notice provisions if no annual meeting was held in the previous year or if the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the preceding Annual Meeting.
Board Responsibilities
Overview
Our business is managed by our team members under the direction and oversight of the Board. Among other responsibilities discussed below, the Board reviews, monitors and, where appropriate, approves fundamental financial and business strategies and major corporate actions. The Board is elected by stockholders to provide advice and counsel to and oversee management to ensure that the interests of our stockholders and other corporate constituents are being served with a view toward maximizing our long-term value.
Directors exercise their oversight responsibilities through discussions with management, review of materials management provides to them, visits to our offices and facilities, and their participation in Board and committee meetings.

Risk Oversight
While management is responsible for day-to-day risk management of the Company’s operations, the Board is responsible for overseeing enterprise-wide risks. The Board uses its standing committees (discussed below) to monitor and address risk management within the scope of each committee’s expertise or charter.
Committee Roles in Risk Oversight
Audit Committee	Risk Committee

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Oversees the financial statements, accounting and auditing functions and related risk

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Responsible for engagement, compensation and oversight of our independent registered public accounting firm

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Oversees the development and implementation of systems and processes to identify, manage and mitigate reasonably foreseeable material risks to the Company

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Assists the Board and its committees in fulfilling their responsibilities for risk management, including cybersecurity and data privacy risks

Compliance Committee	Compensation Committee
• Oversees legal and regulatory compliance matters • Monitors regulatory risks and ensures that there are appropriate policies, procedures and controls to address them
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Oversees the Company’s compensation programs, including goals, objectives, performance and compensation for our CEO and other executive officers

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Oversees compensation disclosure in this proxy statement

NCG Committee

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Oversees director qualifications, Board structure and our director nomination process

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Oversees corporate governance matters, including our policies and practices relating to corporate responsibility, including impact-related matters

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Oversees executive succession planning, including policies and guidelines regarding succession in the event of an emergency or the retirement of our CEO

In addition to getting information from its committees, the Board also receives updates directly from members of management.
Impact
We approach our impact activities as a natural extension of our mission to continue to support and improve the financial well-being of our customers, communities, and team members. Our actions over the last year continue to support this mission, building on our more than 100-year trajectory of doing the right thing. Whether we are supporting team members, meeting customers where they are, strengthening communities, limiting our environmental impact or maintaining sound governance practices, we are unwavering in our mission. We identify where we can have the most impact and make sure each team member is equipped to inspire and influence others to live and work responsibly.
The Board, directly and through the NGC Committee, oversees our approach to impact-related matters, including related risks and opportunities. Specifically, the NCG Committee is tasked with primary oversight of related policies, practices and disclosures, and reviews these matters with the full Board. The NCG Committee is also responsible for discussing with management the Company’s progress, our reporting of impact issues and our communication with investors and other stakeholders regarding these matters. This oversight responsibility is formalized in the NCG Committee charter.
Our Impact Executive Council consists of a diverse group of senior executives, appointed by the CEO. Each of these executives holds responsibility for different workstreams. The Impact Executive Council provides regular and direct reports to the NCG Committee on impact issues. The Impact Executive Council also plans impact-related activities and helps to coordinate internal resources. The Impact Executive Council meets at least quarterly and receives at least monthly updates on related activities from our Managing Director of Impact.
In 2023, we issued our fourth Impact Report, which updates stakeholders on our progress on impact-related initiatives and is available on our website in the “About Us” section. We plan to publish our next Impact Report in the third quarter of 2024. See “Proxy Summary — Our Impact” for highlights of our impact program and initiatives.
Human Capital Management
Acting with integrity, transparency and respect are at the heart of our success, and these ethical values inform our interactions with customers and with each other. In recognition of our values-centric workplace, we were certified as a Most Loved Workplace by the Best Practice Institute for the second year in a row following a comprehensive survey of team members based on employee satisfaction and sentiment, including the level of respect, collaboration, support and sense of belonging they feel at the Company.
Our governance structure allows for robust Board oversight of human capital management topics. The Compensation Committee oversees and regularly engages with our senior management on a range of human capital management topics, including diversity and inclusion, employee engagement feedback, talent management, compensation and benefits. This commitment to diversity and providing meaningful opportunities to our team members extends from our Board to our Diversity Council, managers and team members.
Our Diversity Council, led by our Chief Human Resources Officer and 12 other team members representing a wide range of roles, meets monthly and provides thought leadership and champions our culture of inclusion and supports diversity initiatives across the organization. To inform these efforts, the Diversity Council receives regular updates on diversity trends across the Company. In 2023, the Diversity Council worked to further embed our diversity and inclusion initiatives into our community and provide additional oversight of these initiatives, including by establishing new employee network groups aligned to OneMain’s diverse affinity groups, as well as further elevating our Day of Inclusion series and supporting diverse leadership development programs.
Our commitment to being a great place to work starts with recruiting, developing and supporting our dynamic team of more than 8,500 team members who reflect and celebrate the customers we serve. Over the past few years, we have enhanced our recruitment and hiring practices. A diverse talent pool and inclusive work environment makes us stronger and helps us fulfill our mission to improve the financial well-being of hardworking Americans. We require diverse candidates (women or minorities) to be considered for all leadership roles and have established partnerships with external organizations to help recruit a diverse workforce. OneMain managers are tasked with attracting and retaining high-quality, diverse talent and creating a respectful, inclusive work environment as part of their goals and leadership attributes; this includes a diversity and inclusion goal incorporated in their annual review. Our latest U.S. Equal Employment Opportunity (“EEO-1”) Report is available on our investor relations website.
To complement these initiatives, we have enhanced our companywide trainings. In 2023, we focused on ensuring our employees had sufficient time to pursue training opportunities, removing barriers that inhibit performance and evaluating performance based on measurable criteria. We have a robust training program for all team members with topics that are required upon hire and are annually recertified by all team members. These trainings include topics such as: Cybersecurity, Ethics, Code of Conduct, Preventing Workplace Harassment, Team Member Safety, Privacy, and Policies and Procedures: Your Guide to Doing the Right Thing. In addition, we required all our managers to participate in training on Inclusive Leadership and Allyship and provided anti-discrimination and anti-harassment training to all our team members.
Through the year, we continued to listen to our team’s feedback and provide multiple avenues for employees to raise concerns. Each year, team members have the opportunity to provide candid feedback about their level of connection to the Company (engagement) and whether they have the tools and resources to succeed (enablement) in our Employee Engagement Survey. In 2023, 90% of team members participated in our Employee Engagement Survey. The survey feedback provides valuable insights into the employee experience, and is shared with our Board and management.
The Company is committed to ethical standards of business conduct and recognizes the importance of credibility, integrity, and trustworthiness. All team members have a responsibility to report actual or suspected wrongful conduct, and the Company has a responsibility to create an environment of safety, without fear of retaliation for team members that make good faith complaints of suspected misconduct. The Company’s Prevention of Discrimination and Harassment policy applies to all team members. A copy of the policy is available on our investor relations website.
We further reinforced our commitment to being a great place to work by supporting the overall health and wellness of our team members. We are proud to support our team members through their many phases in life and have made recent changes to build on our expanded benefits, including by amplifying our benefits education, supporting team members seeking to build a family with our new Family Building Benefits Guide and producing a retirement guide for those planning retirement. We also introduced our LGBTQ+ benefits guide — an important tool in fostering a culture where team members can bring their authentic self to work.
Our comprehensive total awards package includes, among other benefits: competitive pay, healthcare and retirement benefits, eligibility to participate in our employee stock purchase plan, paid time off and holidays, parental leave, disability benefits, military leave, childcare and eldercare assistance, wellness programs, paid development and volunteer time off. We support a pay-for-performance culture to reward outstanding performance and encourage career development and provide an annual Total Rewards Statement, giving team members a transparent accounting of the full value of their paid compensation and benefits.
Cybersecurity Oversight
Cybersecurity and data protection are important for the Company to maintain the trust of our customers, team members and stakeholders. Our program, which aligns with the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework, provides a framework for compliance with applicable cybersecurity and data protection laws. The Company’s cybersecurity program is designed to ensure the security and confidentiality of customer information, protect against known or evolving threats to the security or integrity of customer records and personal information and protect against unauthorized access to or use of such information. We work with our regulators to ensure that these policies are adequately designed to appropriately safeguard personal information.
The Company regularly reviews and, as appropriate, adapts our cybersecurity program to an evolving landscape of emerging threats, evaluates the effectiveness of key security controls, and assesses cybersecurity best practices. The Board and its Risk Committee are responsible for overseeing the Company’s management of cybersecurity risk, including oversight into appropriate risk mitigation, strategies, processes, systems, and controls. The Chief Information Security Officer (“CISO”) has regular and direct communication with the Board, providing a cybersecurity report to the Risk Committee on at least a quarterly basis, as well as a written cybersecurity report and briefing to the full Board on an annual basis. These reports cover, but are not limited to, the Company’s cybersecurity posture, overall status of the Company’s compliance with the cybersecurity program, threat environment, material cybersecurity risks and events, cybersecurity program improvements and effectiveness, and other material matters related to the cybersecurity program. In addition to our CISO, key management roles responsible for assessing and managing material risks from cybersecurity threats include the Chief Technology Officer and General Counsel, who meet regularly with the CISO to evaluate the Company’s cybersecurity program.
The following are highlights of the Company’s cybersecurity program:
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the Company allocated resources to address increased cybersecurity threats from the expansion of our digital presence and product offerings, suppliers and vendors and internal threats due to intentional or unintentional human risk;

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the Company engaged third-party subject matter expertise to mature our cybersecurity capabilities and perform penetration testing of the Company’s cyber defenses;

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conducted our annual Cyber Risk Assessments, which drive strategic decisions;

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employees are required to abide by our cybersecurity and data protection policies;

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employees are required to participate in formal cybersecurity training and targeted education and training;

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performed cybersecurity risk reviews of third-party service providers with access to Company data or systems; and

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we maintain a corporate cyber risk insurance policy as part of our enterprise risk management program, which is reviewed no less often than annually.

The Company’s 2024 cybersecurity strategy is customer-centric. The first layer addresses access, data, and confidence. The access pillar is centered on stopping threats from gaining traction in our environment via customer, team member or third-party identities. The data pillar is focused on protecting data at rest, while in storage, or in transit. The confidence or assurance pillar encompasses fortifying our defenses, as well as proving out our vigilance and resilience.
For additional information on our cybersecurity risk management and strategy, see “Part 1 — Item 1. Business” and “Part 1 — Item 1C. Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2023.
Management Succession Planning
Our Board considers the selection, retention and succession planning for our management team to be one of its most important functions. Succession planning is discussed at regularly scheduled meetings, including in executive sessions of the Board. Our NCG Committee has primary responsibility for executive succession planning, including policies and guidelines regarding succession in the event of an emergency or the retirement of our CEO, which it then presents and makes recommendations to the full Board. Our Board discusses management succession with our CEO, including evaluation of potential internal candidates for succession and focus on particular individuals, as appropriate.
Stockholder Engagement
The Board values engagement and discussions with stockholders as part of our commitment to advancing our governance practices. In consideration of our evolving stockholder base, the Board undertook a comprehensive analysis of the Company’s Board, governance, executive compensation and impact-related practices and disclosures. Since 2021, we have sought feedback from our stockholders regarding the evolution of our practices and disclosures. Stockholders have provided our Board and management with informative insights which have directly informed our priorities, and we have received positive feedback on the actions we have taken.
More recently, following the 2023 Annual Meeting of Stockholders, we continued to expand our stockholder outreach and engagement, reaching out to our top stockholders together representing approximately 51% of shares outstanding and meeting with all stockholders who accepted our invitation, together representing 21% of shares outstanding. This engagement helps us to understand stockholder priorities and perspectives, and the feedback from this dialogue is shared with our NCG Committee and reported to the full Board.
See “Proxy Summary — Stockholder Engagement” above for more information about the topics of discussions and responsive actions taken.

**YEAR-ROUND STOCKHOLDER ENGAGEMENT**

**SPRING**

Conduct investor meetings in advance of the annual stockholder meeting to solicit perspectives on proxy matters

Conduct annual stockholder meeting

**SUMMER**

Review annual stockholder meeting results and determine next steps

Identify focus areas for post-annual meeting stockholder engagement

**FALL**

Meet with stockholders to identify concerns and understand focus areas

Share feedback with the Board for discussion and consideration

**WINTER – SPRING**

Review stockholder feedback to help inform Company and Board decision-making and incorporate changes, as needed

Prepare Annual Report and proxy statement for distribution

Board Structure
Board Leadership Structure
Our Board retains flexibility to choose the leadership structure that it believes is most appropriate based on the circumstances at any given time. Our Board regularly reviews its leadership structure and has determined that combining the roles of Chair and CEO and appointing a Lead Independent Director with clearly defined responsibilities is the most effective leadership structure for the Board at this time. In particular, the Board concluded that this structure allows for effective Board oversight while also ensuring that the Board and management benefit from Mr. Shulman’s in-depth knowledge of our Company and the financial services industry.
Our Lead Independent Director is elected annually by the independent directors and provides robust independent Board leadership. The Lead Independent Director’s responsibilities include presiding over executive sessions of the independent directors and serving as an informal liaison between the independent directors and the Chairman and CEO. We formalized additional responsibilities in 2022 and 2023, which are set forth in the Company’s Corporate Governance Guidelines, including that the Lead Independent Director:
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consult with the Chairman and CEO regarding the content, information and schedules of meetings of the Board;

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foster an environment of open dialogue and constructive feedback among the independent directors;

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provide feedback to the Chairman and CEO regarding executive sessions of the independent directors;

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facilitate the effective functioning of key committees;

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ensure the Board has the ability to provide input on long-term strategy;

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participate in succession planning for senior management;

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provide guidance on director succession and development; and

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engage with stockholders as necessary and appropriate.

Mr. Guthrie was elected by the independent directors to serve as our Lead Independent Director, and his duties include helping to facilitate smooth onboarding of new directors in connection with the significant Board and Committee refreshment that occurred following the transition of our former primary private equity owner out of our stock in 2021, the comprehensive review of our governance, compensation and impact-related practices and disclosures, and in our outreach to a more widely held investor base. Mr. Guthrie has consistently demonstrated thoughtful leadership, decision making, performance and oversight as Lead Independent Director. The Company’s non-executive directors met in executive session without management regularly in 2023.
Committees of the Board
The Board has five principal standing committees: the Audit, NCG, Compensation, Compliance and Risk Committees, as well as an Executive Committee. The Audit Committee, the NCG Committee and the Compensation Committee consist entirely of non-employee directors, and the Board has determined that each member of these committees is “independent” within the meaning of NYSE listing standards.
Members of the Compliance and Risk Committees are not required to be independent directors. Each of the Board’s five principal standing committees operates pursuant to a written charter, and each such charter is available on our investor relations website at http://investor.onemainfinancial.com and is also available to stockholders upon written request, addressed to: Corporate Secretary, Attn: Legal Department, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.
Audit Committee
Members	Responsibilities and Purposes
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Roy A. Guthrie (Chair)

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Philip L. Bronner

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Richard A. Smith

The Board has determined that: (i) each member of the Audit Committee is “independent”; (ii) each member of the Audit Committee is “financially literate”; and (iii) Mr. Guthrie is an “audit committee financial expert,” as such terms are defined under the Exchange Act or NYSE listing standards, as applicable.
The Audit Committee met 11 times in 2023.

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Assisting the Board in its oversight of:

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the integrity of the Company’s financial statements;

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the Company’s compliance with legal and regulatory requirements;

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the annual independent audit of the Company’s financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; and

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the performance of the Company’s financial reporting process and internal audit function and whether to recommend to stockholders the appointment, retention or termination of the Company’s independent registered public accounting firm;

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Reviewing, approving or ratifying related party transactions and other matters that may pose conflicts of interest;

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Pre-approving all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and

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Participating in the certification process relating to the filing of certain periodic reports pursuant to the Exchange Act and preparing the Report of the Audit Committee required under the proxy rules of the SEC to be included in the proxy statement for each annual meeting of stockholders.

Compensation Committee
Members	Responsibilities and Purposes
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Roy A. Guthrie (Chair)

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Aneek S. Mamik

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Richard A. Smith

The Board has determined that each member of the Compensation Committee is “independent” within the meaning of NYSE listing standards. The “independent” directors who are appointed to the Compensation Committee are also “non-employee” directors, as defined in Rule 16b-3(b)(3) under the Exchange Act.
The Compensation Committee met five times in 2023.

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Overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its material incentive-compensation and equity-based plans;

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Evaluating annually the appropriate level of compensation for Board and committee service by non-employee directors;

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Evaluating the performance of the Chairman and CEO and other executive officers;

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Reviewing and discussing with management the Company’s Compensation Discussion and Analysis to be included in the Company’s annual proxy statement filed with the SEC;

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Retaining and terminating compensation consultants as the Compensation Committee deems appropriate and approving the terms of any such engagement; and

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Preparing the Report of the Compensation Committee as required by the rules of the SEC.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of director compensation and executive compensation are set forth below under “Director Compensation — Non-Employee Director Compensation” and “Executive Compensation — Compensation Discussion and Analysis,” respectively.

Compliance Committee
Members	Responsibilities and Purposes
• Valerie Soranno Keating (Chair) • Phyllis R. Caldwell • Toos N. Daruvala The Compliance Committee met five times in 2023.
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Overseeing the Company’s systems to comply with laws and regulations and related programs, policies and procedures, in matters other than financial reporting compliance, which is the responsibility of the Audit Committee; and

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Assisting the Board in its oversight function with respect to:

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ensuring that the Company has an effective compliance program;

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monitoring regulatory risks and ensuring that there are appropriate policies, procedures and controls to address them;

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the Company’s relationships with regulators; and

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identifying changes to laws, regulations and best practices that may require changes to compliance programs or business practices.

Executive Committee
Members	Responsibilities and Purposes
• Douglas H. Shulman • Aneek S. Mamik • Roy A. Guthrie The Executive Committee met once in 2023.	• Serving as an administrative committee of the Board to act upon and facilitate the consideration by senior management and the Board of certain high-level business and strategic matters.

Nominating and Corporate Governance Committee
Members	Responsibilities and Purposes
• Richard A. Smith (Chair) • Phyllis R. Caldwell • Aneek S. Mamik The NCG Committee met four times in 2023.
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Identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board;

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Advising the Board as to the Board’s composition, procedures and committees;

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Developing and recommending to the Board a set of corporate governance guidelines and maintaining and updating such guidelines, as appropriate;

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Overseeing the annual self-evaluation of the Board and its committees; and

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Reviewing with the Board the Company’s impact policies and practices and discussing with management reports on the Company’s progress and reporting on impact-related matters and communications with investors and other stakeholders regarding these matters.

See “Corporate Governance — The Board of Directors — Selection of Director Nominees” above for more information about the process for identifying and evaluating nominees for director.

Risk Committee
Members	Responsibilities and Purposes
• Aneek S. Mamik (Chair) • Toos N. Daruvala • Roy A. Guthrie • Valerie Soranno Keating The Risk Committee met seven times in 2023.
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Overseeing the Company’s material risks, by:

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overseeing the development and implementation of systems and processes designed to identify, manage and mitigate reasonably foreseeable material risks to the Company;

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assisting the Board and the other Board committees in fulfilling their oversight responsibilities for the risk management functions of the Company; and

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overseeing the development and implementation of appropriate enterprise-wide strategies and policies to identify, monitor, manage, control, timely report and mitigate material risks, including financial and non-financial, on and off-balance sheet, credit, cybersecurity, information security and data privacy risk, and current and contingent exposures.

Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are the individuals named as signatories to the Compensation Committee Report set forth under “Executive Compensation — Compensation Discussion and Analysis — How We Make Compensation Decisions — Compensation Committee Report.” None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Compensation Committee. None of the individuals who served on the Compensation Committee during 2023 and none of the current members of the Compensation Committee are current or former officers or employees of the Company. Additionally, none of the individuals who currently serve as members of the Compensation Committee or who served as members of the Compensation Committee during 2023 has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Board and Governance Practices
Board, Committee and Annual Meeting Attendance
The Board held five meetings in 2023. Each director attended at least 75% of Board and committee meetings held in 2023. Directors are invited and encouraged, but are not required, to attend the Annual Meeting. Mr. Shulman attended the Company’s 2023 Annual Meeting of Stockholders.
Board Evaluations
Our NCG Committee oversees an annual self-evaluation of the Board’s and each committee’s performance using tailored questions based on the responsibilities set forth in our Corporate Governance Guidelines and the committee charters. Questions include areas in which the directors and management believe the Board can strengthen its contributions to the Company. The quality of communication, access to management, deliberation and decision making, oversight for strategy and risk, and responsiveness to emerging issues are some of the topics considered.
The self-evaluation outcomes are discussed by the Board and committees, and the committee Chairs discuss the results of their respective evaluations with the Board. The outcomes are used to assess the characteristics and skills required of current and prospective Board candidates, make recommendations to the Board regarding committee assignments, and strengthen Board effectiveness and governance. The NCG Committee reviews the annual self-evaluation process, including the questions used to conduct the evaluation, from time to time as deemed appropriate by the Committee.
Governing Documents
The Corporate Governance Guidelines set forth the Company’s primary principles and policies regarding corporate governance. The Board reviews the Corporate Governance Guidelines from time to time as deemed appropriate by the Board. The Corporate Governance Guidelines are supplemented by our Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers, as well as by policies and procedures addressing specific topics and practices.
You can find the following documents relating to our governance framework under the heading “Corporate Governance” on our investor relations website, http://investor.onemainfinancial.com:

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Corporate Governance Guidelines

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Audit Committee Charter

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Compensation Committee Charter

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NCG Committee Charter

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Compliance Committee Charter

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Risk Committee Charter

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Code of Business Conduct and Ethics

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Code of Ethics for Principal Executive and Senior Financial Officers

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Human Rights Policy

You also may obtain a free copy of any of these documents by sending a written request to our Corporate Secretary, Attn: Legal Department, at OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

Code of Business Conduct and Ethics
The Board adopted a Code of Business Conduct and Ethics to help ensure that the Company abides by applicable laws and corporate governance standards. This code applies to all directors, employees and officers, including our CEO, CFO and Principal Accounting Officer. The Board has also adopted the Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our CEO, CFO, and Principal Accounting Officer and requires that such officers, among other things, create a culture of high ethical standards and commitment to compliance and make full, fair, accurate, timely and understandable disclosures in accordance with applicable laws and regulations. The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website as outlined above. We intend to disclose any material amendments to or waivers of our Code of Business Conduct and Ethics and Code of Ethics for Principal Executive and Senior Financial Officers requiring disclosure under applicable SEC or NYSE rules on our website within four business days of the date of any such amendment or waiver in lieu of filing a Current Report on Form 8-K pursuant to Item 5.05 thereof.
Complaints and concerns relating to the Company’s accounting, financial reporting, internal accounting controls or auditing matters should be communicated to the Audit Committee of the Board. Any such communications may be made on an anonymous basis.
All complaints and concerns will be reviewed under the direction of the Audit Committee and overseen by the General Counsel and other appropriate persons as determined by the Audit Committee. The General Counsel also prepares a periodic summary report of all such communications for the Audit Committee.

Certain Relationships and Related Party Transactions
Certain Related Parties
In June 2018, affiliates of Apollo Global Management (“Apollo”) and Värde, through an acquisition entity (collectively, the “Consortium”), purchased approximately 40.5% of the Company’s then-outstanding common stock that had been owned by affiliates of Fortress Investment Group (the “Consortium Acquisition”). As a result, the Consortium became our largest stockholder with significant influence over all matters requiring a stockholder vote, and received rights to designate directors to the Board based on the Consortium’s share ownership, as well as customary indemnification rights and registration rights, under an amended and restated stockholders agreement (the “Stockholders Agreement”). Following a series of secondary public offerings and related transfers in 2021, Apollo and its affiliates exited the Consortium. Värde and its affiliates retained a portion of the Consortium’s shares and has reported that it beneficially owns approximately 5.59% of our common stock as of November 30, 2023.
As long as the Consortium owns shares representing between five and 10% of our voting power, it will have the right to designate to the Board the number of directors required to maintain its proportional representation on the Board, which currently is one director. Mr. Mamik (who is a partner of Värde) is currently the sole director designated for service on our Board by the Consortium under the terms of the Stockholders Agreement.
Related Party Transactions Policy and Procedures
We maintain a written policy (the “Related Party Transactions Policy”) that establishes procedures for identifying, reviewing, considering and approving transactions between the Company or any of its subsidiaries and any of our officers, directors, nominees for director or beneficial holders of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing. The Related Party Transactions Policy provides that, unless a transaction is subject to an agreement providing that Board approval is required, the Audit Committee is responsible for reviewing and approving in advance (or ratifying, if applicable) any related party transactions. The chair of the Audit Committee has delegated authority to act between Audit Committee meetings, and no member of the Audit Committee or Board will participate in any review, consideration or approval of any proposed transaction if such member or any of their immediate family members is the party involved with the proposed transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee or the chair, as applicable, will consider the relevant facts and circumstances, which may include, among other factors they deem appropriate, the proposed transaction’s benefits to the Company, the impact on a director’s independence, if applicable, the availability of other sources for comparable products or services, the terms of the proposed transaction and the terms available to unrelated third parties or to team members generally. The Related Party Transactions Policy further provides that certain related party transactions are deemed pre-approved or ratified and will not require specific approval, such as employment arrangements with the Company subject to certain disclosure and other conditions, charitable contributions that fall below enumerated thresholds, and transactions where rates or charges involved are determined by competitive bids.
Transactions with Affiliates
Margin Loan Agreements. In December 2019, the Consortium informed us that it had undertaken to pledge all of its shares of our common stock pursuant to margin loan agreements and related documentation on a non-recourse basis. In October 2021, Apollo repaid its margin loan in full and sold all of its shares of our common stock, after which it ceased being a member of the Consortium.
In August 2021, Värde informed us that it was updating its margin loan arrangements with certain lenders and entering into an amendment to the Consortium’s margin loan agreement and we entered into a related amendment to our issuer agreement. In November 2022, Värde informed us that it was assigning its margin loan arrangement to an affiliate of an existing lender thereunder and we entered into a related amendment to our issuer agreement. In August 2023, Värde informed us that it was extending its margin loan arrangement with its existing lenders and we entered into related acknowledgements of our issuer agreement. We believe the only shares that continue to be pledged are those that are beneficially owned by Värde and its affiliates as described above under “Certain Related Parties.”
Except for the foregoing, which was approved by a special committee of the Board comprised of independent and disinterested directors, we are not a party to the margin loan agreements and related documentation and do not have obligations thereunder.
Whole Loan Sale. In August 2021, we entered into a committed two-year whole loan sale forward flow agreement (the “Flow Agreement”) with entities affiliated with Värde, under which we agreed to sell $20 million of gross unsecured personal loan receivables per month. Prior to entering into the agreement, a special committee of the Board comprised of independent and disinterested directors reviewed and approved the addition of Värde to the existing group of purchasers within the whole loan sale program, on materially similar terms and conditions as the other purchasers in the program. In July 2023, we entered into an amendment to the Flow Agreement, under similar terms and conditions extending the program for an additional year. Prior to entering into such amendment, the Audit Committee reviewed and approved the amendment. We continue to service the personal loans sold and are entitled to a servicing fee and other fees commensurate with the services performed.

Director Compensation
Non-Employee Director Compensation
We pay compensation to certain of our non-employee directors for their service as members of the Board and its committees. In 2023, our directors received compensation as set forth in the chart below.
Director Compensation Program	($)
Annual Cash Retainer	75,000
RSU Grant	140,000
Lead Independent Director Retainer	100,000
Chair Retainer for Audit Committee Chair	30,000
Chair Retainer for Compensation Committee, Compliance Committee and Risk Committee Chairs	25,000
Chair Retainer for NCG Committee Chair	20,000
Retainer for Audit Committee Member	15,000
Retainer for Compensation Committee, Compliance Committee, NCG Committee and Risk Committee Member	10,000
Fees to non-employee directors may be paid in cash or, in lieu of cash, by issuances of Company common stock. We make annual grants of RSUs during the first quarter of each calendar year that vest on the first business day of the year following the grant date, subject to the director’s continued service through the vesting date. RSUs are credited with dividend equivalents equal to the per share cash dividends paid on our common stock, multiplied by the total number of RSUs subject to the award that are outstanding on the record date for such dividend. The crediting of dividend equivalents is meant to treat the RSU award holders consistently with stockholders. Cash retainers for annual Board, Lead Independent Director, committee chair and committee member service are paid in quarterly installments.
Stock grants are reviewed and approved annually. In general, non-employee directors’ cash and equity-based awards under the OneMain Holdings, Inc. Amended 2013 Omnibus Incentive Plan (“Omnibus Incentive Plan”) are capped at $500,000 during any calendar year. The Board is also authorized, at its discretion, to provide certain non-employee directors with a retainer or other fee, grant or payment for service on a special purpose committee or for any other special service.
The Compensation Committee believes that these restrictions represent meaningful limits on the compensation payable to our non-employee directors. All members of the Board are also reimbursed for reasonable costs and expenses incurred in attending Board or committee meetings or other Company business.
The Compensation Committee periodically undertakes a review of non-employee director compensation. The most recent review was completed in early 2024. As a result of this review, effective January 2024, the Board approved increases in the annual cash retainer to $85,000 and the annual RSU grant to $155,000 for non-employee directors, to more appropriately reflect the responsibilities and time commitment associated with Board service and better align with the median of peer practices. No other changes to our director compensation program were made at this time.
Director Compensation Table for 2023
The total 2023 compensation of our non-employee directors is shown in the following table. We do not separately compensate our employee director, Mr. Shulman, for his Board or committee service. Mr. Mamik, who is a partner of Värde, does not receive compensation from us for his Board or committee service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Philip L. Bronner	90,000	164,805	13,777	268,582
Phyllis R. Caldwell	95,000	164,805	—	259,805
Toos N. Daruvala	95,000	164,805	—	259,805
Roy A. Guthrie	240,000	164,805	5,218	410,023
Valerie Soranno Keating	110,000	164,805	114,428	389,233
Aneek S. Mamik	—	—	—	—
Richard A. Smith	120,000	164,805	5,218	290,023

(1)
The amounts reported in this column represent the grant date fair value of RSUs granted in 2023, calculated in accordance with FASB ASC Topic 718. These RSUs vested on January 2, 2024.

(2)
Represents dividend equivalent payments on RSU grants.

Director Stock Ownership Policy
Our Director Stock Ownership Policy, which is administered by the Compensation Committee, aligns the interests of our non-employee directors with those of our stockholders by encouraging significant stock ownership in the Company by our non-employee directors.
Pursuant to such policy, each non-employee director must at all times hold shares of Company common stock with a value equal to three times the cash retainer for such director’s annual Board service, excluding retainer fees for Board committee chair or committee member service. Non-employee directors have five years from the date they commence service on the Board to satisfy the requirements of such policy. As of the date of this proxy statement, Roy A. Guthrie, Valerie Soranno Keating, Aneek S. Mamik and Richard A. Smith, the only non-employee directors who have been in service for at least five years, are in compliance with the Director Stock Ownership Policy.

•
Must hold shares with value equal to 3x the cash retainer for annual Board service

•
Value of holdings is determined by multiplying the shares held by the average closing price of the shares for the previous calendar year

•
Holdings include shares held directly (including unvested or deferred RSUs) and indirectly by the non-employee director

Director Deferral Election Program
Each of our non-employee directors may elect to defer the delivery of all or a portion of their annual RSU grant for board service. Delivery of such RSUs may be delayed until the date of the director’s separation from board service, a specified date selected by the director, or the earlier to occur of the director’s separation from board service and a specified date selected by the director. RSUs that have been deferred may be delivered, at the election of the director, in a lump sum or in equal annual installments over a period of time not to exceed five years. Messrs. Daruvala, Guthrie and Smith and Ms. Caldwell have made an election to participate in the Director Deferral Election Program for 2023 and 2024.

Executive Officers
Our executive officers are chosen by and serve at the discretion of the Board. Set forth below is information pertaining to our executive officers as of the date of this proxy statement:
Name	Age	Title
Douglas H. Shulman	56	Chairman and Chief Executive Officer
Jeannette E. Osterhout	42	Executive Vice President and Chief Financial Officer
Micah R. Conrad	52	Executive Vice President and Chief Operating Officer
Douglas H. Shulman
Chairman and Chief Executive Officer
Please see Mr. Shulman’s biographical information above under the heading “Corporate Governance — The Board of Directors — Director Biographies — Class II Directors — Terms expire in 2024.”
Jeannette E. Osterhout
Executive Vice President and Chief Financial Officer
Ms. Osterhout has served as Executive Vice President and CFO since March 2024. Prior to that, Ms. Osterhout served as the Company’s Executive Vice President and Chief Strategy Officer since November 2020. She joined the Company as an Executive Vice President in January 2020 and served as Chief Administrative Officer of the Company from January 2020 through November 2020. Prior to that, Ms. Osterhout held a number of positions at BNY Mellon from December 2014 through January 2020, including as CFO for its Investment Management Group and Head of Corporate Development. Before her time at BNY Mellon, Ms. Osterhout worked for McKinsey, including in its financial services practice, from August 2008 through December 2014. Ms. Osterhout also currently serves as Director, President, and Chief Executive Officer of our subsidiary, OneMain Finance Corporation (“OMFC”).
Micah R. Conrad
Executive Vice President and Chief Operating Officer
Mr. Conrad has served as Executive Vice President and COO since March 2024. Before transitioning to this role, Mr. Conrad served as Executive Vice President and CFO of the Company since March 2019, as Executive Vice President of the Company since March 2017 and as Senior Vice President of the Company from November 2015 through March 2017. Prior to that, Mr. Conrad served as Chief Financial Officer of OneMain Financial Holdings, Inc. (a consumer finance lender) from 2013 until November 2015, when it was acquired by the Company (then known as Springleaf Holdings, Inc.) from Citigroup (a global banking institution). Before taking his position at OneMain Financial Holdings, Inc., Mr. Conrad was a Managing Director at Citigroup and served in a variety of senior finance roles within Citi Holdings, Global Wealth Management, and Institutional Clients Group. Mr. Conrad also serves as a Director, Executive Vice President and COO of OMFC.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive officer compensation program and the process by which our Compensation Committee (within this CD&A, the “Committee”) makes decisions to align the compensation of our executives with our business strategy and performance, to reward the achievement of financial targets, and to incent effective strategic leadership.
For 2023, our named executive officers (“NEOs”) were:
Douglas H. Shulman, Chairman and Chief Executive Officer;
Micah R. Conrad, Executive Vice President and Chief Financial Officer; and
Rajive Chadha, Former Executive Vice President and Chief Operating Officer.
Our CD&A is organized in the sections referenced below:
1	Company Achievements and Executive Compensation Overview
2023 Financial Highlights
We delivered solid financial results in 2023 despite elevated inflation and a difficult macroeconomic environment, and we continued to support our team members and our business to maximize long-term value for our stockholders. Our management team focused on managing the core loan business through economic uncertainty and continuing to provide access to credit and support for our customers. In addition, our management team continued our focus in 2023 on the following strategic priorities and investments:
•
continuing to invest in new products and our omni-channel platform;

•
building upon our data analytics and leveraging new technologies to further enhance our industry-leading underwriting and interact with customers more seamlessly;

•
being the employer of choice for our team members; and

•
advancing our best-in-class funding strategy to operate effectively in both good and challenging times.

Advancing these strategic priorities aligns with the focus areas of the qualitative component of our annual incentive compensation program, which includes managing the core loan business as discussed above, continuing investing in new products and omni-channel platform, investing in analytics, data and cloud capabilities, continuing to be the employer of choice for our team members and focusing on our external reputation, and advancing funding and investor strategy.
Following the end of the year, the Committee determined actual annual and long-term incentive awards for the NEOs based on an assessment of the achievement of the financial and qualitative performance goals set at the beginning of the fiscal year.

Select Highlights for 2023 Include:
•
Grew our Consumer and Insurance segment (“C&I”) Managed Receivables (“Managed Receivables”)* by 7% to approximately $22.2 billion and had approximately $794 million of C&I Capital Generation*, allowing us to continue to invest in our future while also returning significant capital to our stockholders

•
Continued our disciplined BrightWay credit card rollout, expansion of secured lending distribution channels, and made further investments in digital, data science, and new products and channels

•
Grew our customer accounts by 15% to a total of 3.0 million customer accounts

•
Raised $4.6 billion in funding, including $1.6 billion of unsecured bonds

•
Announced the acquisition of Foursight Capital LLC (“Foursight”), an automobile finance company with a seasoned team of approximately 200 employees, scalable technology, tested credit models, franchise dealer network, and loan portfolio of approximately $900 million

•
Reached over 275,000 students in 3,400 mostly low-to-moderate income high schools since inception with free, digital financial education through Credit Worthy by OneMain Financial

•
Awarded approximately $100,000 in scholarships since inception in connection with Credit Worthy by OneMain Financial

•
Provided Trim, our money-saving and financial wellness platform, to all of our customers for free

•
Focused on supporting our customers, especially those most pressured by inflation, through our community-based branch network

•
Continued to provide significant capital returns to stockholders through a strong regular dividend and programmatic share repurchases

*
See Appendix A for reconciliation of non-GAAP financial measures and descriptions of certain key performance indicators and a reconciliation of such measures to the most directly comparable measures calculated under GAAP.

Our results in 2023 support our long-term value creation strategy even in a difficult economic environment. We will continue to prioritize investment in our business through underwriting high-quality loans and capital generation initiatives. Our continued focus on strengthening our core business and our strategic priorities has resulted in outperformance relative to the NYSE Composite Index, the NYSE Financial Sector Index and our peers over the last three years.
3-Year Total Stockholder Return(1)
(1)
Includes reinvestment of dividends; measured from January 1, 2021 to December 31, 2023; Primary Peer Group listed on page 47.

Executive Compensation Overview
We believe our executive compensation program should reflect our pay-for-performance philosophy, under which the compensation of our NEOs is closely tied to our financial performance and the creation of value for our stockholders. The Compensation Committee establishes our annual compensation program early in our fiscal year as part of its assessment of prior year performance and establishing objectives for the current year. The changes, which are described below, reflect the Committee’s decision to redesign our executive compensation program with enhancements effective for 2023.
Compensation Enhancements Effective for 2023
As disclosed in last year’s proxy statement, the Compensation Committee approved a redesign of the Company’s executive compensation program in early 2023 to better align it to structures more commonly in place across public companies with a diversified stockholder base, and at our peers. The realigned program reflects our business and economic environment, balances our short- and long-term strategic objectives, considers the input of our stockholders, and marks the completion of our transition away from a large portion of the Company’s equity being owned by a consortium of private equity funds. The new program is more in line with market practices, while retaining our objective of attracting, retaining and incentivizing key talent.
As part of the new program, we simplified the structure by focusing metrics, unbundling RSUs as a component of our annual incentive program and adjusting the pay mix to place greater emphasis on long-term equity incentives. The new structure is intended to help our executives manage toward the achievement of clearer objectives in our annual incentive plan and reduce the potential need for the Committee to take actions outside of the core program. As discussed further below, to support this transition, executive 2023 base salaries and target bonuses were geared toward peer medians, while grants of RSUs and PSUs were higher in 2023 than in 2024 to support the removal of RSUs as an element of our annual incentive program and to reflect the new program’s greater emphasis on long-term equity incentives.
A summary of the executive compensation redesign includes:
Annual incentive enhancements
•
The number of financial performance metrics for the annual incentive was decreased from five to three to focus NEOs on the metrics most directly tied to the creation of shareholder value.

•
Annual cash incentive awards tie executives’ compensation to the achievement of annual financial performance and strategic qualitative metrics.

Long-term incentive enhancements
•
RSUs will be granted at the beginning of the three-year vesting period, with vesting to occur in three annual installments subject to continued service.

•
PSUs will be granted at the beginning of the three-year performance period with payout tied to the achievement of C&I Capital Generation metrics.

•
Relative TSR was added as a modifier, which can multiply payout of PSUs upwards or downwards by 20% depending on performance compared to a peer set selected by the Committee as described on page 48 (the “TSR Modifier Peer Group”).

•
Payment of dividend equivalents on unvested PSUs was eliminated.

As a result of the change in our practices for granting RSUs, the Summary Compensation Table includes two RSU grants for each of our NEOs thereby causing reported compensation to be elevated. The equity portion of the 2022 annual incentive that was based on our 2022 performance was paid in RSUs in early 2023 (the “2022 Incentive RSUs”) and, in accordance with SEC rules, is reported as 2023 compensation in the Summary Compensation Table. In addition, the new 2023 long-term incentive RSU grant was also awarded in early 2023 and is reported as 2023 compensation in the Summary Compensation Table. This overlap in grants is for the one-year transition in 2023 only, as we no longer grant RSUs as part of the payout of our annual incentive awards. Because the new 2023 long-term incentive RSU was granted in early 2023 at the beginning of the three-year vesting period with vesting to occur in three annual installments, the overlapping grant did not result in an overlapping vesting in 2023.

2023 Target Total Direct Compensation
Our NEO compensation program for 2023 is consistent with our pay-for-performance philosophy and reflects a target for total direct compensation, which the Committee established in early 2023, considering 2022 performance, market data, and individual-specific factors. Target total direct compensation in 2023 was comprised of the following elements:
Base salary, designed to provide a competitive level of set pay relative to the Primary Peer Group, as discussed below.
Annual cash incentive, based on the achievement of annual financial performance metrics and qualitative strategic factors and paid out in the form of cash in a lump sum amount.
Long-term equity awards, comprised of equal target amounts of RSUs, which vest in three equal installments subject to continued service, and PSUs, which are earned subject to the achievement of additional pre-established performance goals and continued service for a three-year performance period. The long-term equity awards provide a strong retention incentive and serve to align our NEO’s interests with those of our shareholders.
We believe incentive compensation should constitute a significant majority of an executive officer’s compensation. The charts below reflect the 2023 target total direct compensation mix for our CEO and other NEOs.
Target Total Direct Compensation Mix(1)
(1)
The totals in the charts do not add up to 100% due to rounding.

The table below provides the value of the 2023 target total direct compensation opportunity for our NEOs. This information is intended to supplement, but not replace, the information reported in the Summary Compensation Table, which reports 2023 compensation in the format required by SEC rules. Target compensation for 2023 does not include the 2022 Incentive RSUs paid in early 2023 based on 2022 performance, as these RSUs were considered part of 2022 Target Direct Compensation.

2023 Target Direct Compensation*
	Base Salary	Cash Incentive	RSU	PSU	Target Total Direct Compensation
Douglas H. Shulman	$1,000,000	$2,350,000	$3,525,000	$3,525,000	$10,400,000
Micah R. Conrad	$600,000	$720,000	$992,405	$992,405	$3,304,810
Rajive Chadha	$600,000	$720,000	$938,112	$938,112	$3,196,224

*
The amounts in this table reflect targeted amounts at the time the Committee made its 2023 annual compensation determinations in early 2023.

As a result of the change in our practices for granting RSUs, as discussed above, the Summary Compensation Table and the 2023 Target Direct Compensation Table include two overlapping RSU grants for each of our NEOs, thereby causing reported compensation to be elevated. This overlap in grants is for the one-year transition in 2023 only and did not result in overlapping vesting. In addition, as described above, equity grants for 2023 were a larger component of 2023 target direct compensation opportunity than in 2024 in order to support the transition to our new executive compensation program.
Compensation Philosophy
Our objective is to provide a market-based total compensation program tied to performance and aligned with the interests of our stockholders. We view compensation practices as a means for communicating our performance goals and standards of conduct and for motivating and rewarding team members in relation to their achievements.
We observe the following guiding principles in setting executive compensation:
Hire and retain top-caliber executives: Executive officers should have base pay and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels necessary to deliver sustained high performance to our stockholders and customers.	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our succession planning process by providing competitive total compensation necessary to attract, motivate and retain key executive talent.

Discourage imprudent risk-taking: Executive officers should be incentivized to help the Company achieve its goals, but not to take excessive or inappropriate risks as a result. In addition, by selecting multiple performance goals over different time periods we believe our compensation program avoids incentivizing excessive risk-taking.
Align compensation with stockholder interests: The interests of our executive officers should be aligned with those of our stockholders through the risks and rewards of ownership of Company common stock.

Pay-for-performance: A significant portion of the total compensation of our executive officers should be linked to the achievement of long-term Company performance goals and strategies.
Provide limited perquisites: Perquisites for our executive officers are minimized and limited to items that serve a reasonable business purpose.

Key Compensation Practices
The Committee has adopted the following practices to support its commitment to the above guiding principles:
Review of Pay Versus Performance: The Committee reviews the relationship between executive pay and Company performance.

Compensation Assessment: We use compensation data compiled from a group of publicly traded peer companies in the diversified financial services industries, as well as the specialty retail and IT services industries, to support our executive compensation process and decisions.

Robust Stock Ownership Policies: We maintain stock ownership policies requiring our executive officers to hold shares of Company common stock with a value of at least 5 times base salary for our CEO and 3 times respective annual base salary for other executive officers. All of our executive officers have achieved these ownership levels.

Compensation Clawbacks: We maintain a compensation clawback policy to recover incentive-based compensation from our current or former executive officers for the three-year period prior to any accounting restatement that would have resulted in a lower payment because of the restated results, regardless of fault.

Avoid Inappropriate Risk-taking: Our incentive award opportunities incorporate multiple performance metrics over long-term and short-term periods and avoid over-emphasizing any one metric or goal, which serves to discourage excessive or inappropriate risk-taking.

No Hedging of Shares: Our insider trading policy prohibits all employees, including executive officers, and directors from engaging in hedging or short-term speculative trading of our securities, subject, in the case of certain hedging or monetization transactions, to pre-clearance of such transactions by the General Counsel.

Restrictive Covenants: Our executive officers are subject to restrictive covenants upon separation from the Company, including non-competition, non-solicitation, and non-disclosure obligations.

Double-Trigger Change-in-Control Provision: Our Omnibus Incentive Plan has a “double-trigger” accelerated vesting feature, meaning that both a change of control and an involuntary termination of employment must occur for awards to vest.

No Excise Tax Gross-Ups: We do not provide gross-up payments to offset any “golden parachute” excise taxes potentially incurred by our executives in connection with a change in control.
No Dividend Equivalent Payments on Unvested PSUs: We do not pay dividend equivalents on unvested PSUs.
2	2023 Compensation Elements
The Committee designed a compensation program to provide our NEOs with target compensation that is competitive with that of the Primary Peer Group and with compensation tied directly to the Company’s operating performance, stock price and TSR. Individual components of compensation may be greater or less than the target, and actual compensation delivered may vary significantly from the target based on Company or individual performance and changes in our stock price.
The following table presents the principal components and the purpose of each component of the 2023 total direct compensation to our executive officers:

	Element	Form	Purpose	Performance Metrics
Fixed	Base Salary	Cash	• Competitive base pay to help attract and retain executive talent • Only fixed source of compensation	—
Variable – Annual Incentive Compensation	Cash Incentive	Cash	• Designed to link stockholder value creation with short-term incentive metrics evaluated annually for alignment with Company strategy
Annual financial performance metrics (70%)
•
C&I Capital Generation:* 50%

•
C&I Operating Expenses:* 10%

•
New Products/Channels: 10%

Qualitative strategic factors (30%)
•
Manage the core loan business through economic uncertainty

•
Continue investing in new products and omni-channel platform

•
Invest in data, analytics and cloud capabilities

•
Continue to be the employer of choice for our team members and focus on our external reputation

•
Advance funding and investor strategy

Variable – Long-Term Equity Awards	RSUs	Stock	• Service-based awards vest over a three-year period • Designed to forge a direct link between executive and stockholder interests by transforming executives into stockholders • Aids in executive retention	—
	PSUs	Stock
•
Establishes a performance-based equity component of total compensation over a three-year period that extends the executive’s decision-making vision beyond the current year to long-term growth and prosperity

•
Designed to forge a direct link between executive and stockholder interests by transforming executives into stockholders

•
Aids in executive retention

Payout based on C&I Capital Generation performance:
•
2023 C&I Capital Generation* (34%)

•
2024 C&I Capital Generation Growth (33%)

•
2025 C&I Capital Generation Growth (33%)

with applicable performance targets established in early 2023 at the beginning of the three-year performance period.
•
Subject to a three-year TSR modifier, which will adjust the payout up or down 20% based on Relative TSR compared to a broader group of consumer finance peers**

*
Refer to Appendix A for a description of these non-GAAP financial measures and reconciliations to the most directly comparable measures calculated under GAAP.

**
See page 48 for the TSR Modifier Peer Group.

2023 Total Direct Compensation Components in Detail
The Committee determines the individual compensation components of the program within the competitive target value for an executive officer’s total direct compensation.
Base Salary
Base salary is the only fixed component of our executives’ total direct compensation that establishes a minimum level of cash compensation for our executive officers, including the NEOs.
	2023 Base Salary	2022 Base Salary
Douglas H. Shulman	$1,000,000	$1,000,000
Micah R. Conrad	$600,000	$500,000
Rajive Chadha	$600,000	$500,000
The Committee annually reviews the base salaries of our NEOs considering market data, evolving responsibilities of the position, and individual performance. Based on this input, the base salary for each of Messrs. Conrad and Chadha increased by 20% from 2022 to 2023. The Committee determined to maintain the base salary for Mr. Shulman, which has not increased since 2021.
Annual Incentive Compensation
Our executive officers are eligible to receive annual incentive compensation contingent upon the attainment of specific, pre-established financial performance metrics and strategic objectives for the Company, which are intended to drive sustainable growth and create long-term stockholder value. Annual incentive compensation for 2023 was paid in the form of cash based on the achievement of annual financial and qualitative performance metrics.
For 2023, annual incentive compensation comprised 70% financial performance metrics and 30% qualitative metrics. The financial performance metrics were selected to align compensation with our business strategy and performance and to reward achievement of financial targets and effective strategic leadership. For 2023, the Committee determined to remove C&I Capital Generation ROR and Customer Accounts, and updated metric weightings to emphasize building for the future and to remove redundancy. Each quantitative metric was capped at 150% of target, which served as a cap for the annual incentive opportunity.
Metric	Weighting
C&I Capital Generation*	50%
C&I Operating Expenses*	10%
New Products/Channels	10%

*
Refer to Appendix A for a description of these non-GAAP financial measures and reconciliations to the most directly comparable measures calculated under GAAP.

Qualitative strategic factors represent 30% of our annual incentive award and were selected to align with the Company’s strategic objectives, with an achievement value of up to 200%. For 2023, qualitative factors consisted of the following:
•
manage the core loan business through economic uncertainty;

•
continue investing in new products and omni-channel platform;

•
invest in analytics, data and cloud capabilities;

•
continue to be the employer of choice for our team members and focus on our external reputations; and

•
advance funding and investor strategy.

The Committee evaluated performance against pre-established qualitative strategic objectives and the Company’s progress on its strategic priorities for 2023 and determined that the following achievement levels were appropriate: 130% for Doug Shulman; 150% for Micah Conrad; and 100% for Rajive Chadha. The Committee considered the following actions under the leadership of our NEOs:
•
Actively managed through a dynamic credit environment, which included significant adjustments to the credit box, pricing, and enhanced collections strategy, outperforming peers.

•
Continued to execute on other strategic efforts including expanding customer engagement across digital channels.

•
Significant progress made on getting new products ready to scale and expanding channels, including the continuation of a disciplined BrightWay credit card roll-out, expansion of our secured auto lending distribution channel partnerships while maintaining credit quality in a difficult environment and improving yield, announcing the acquisition of Foursight to expand into indirect auto finance, and providing free Trim financial wellness benefits to our customers.

•
Continued advancement in our data science and analytics capabilities with advancements in cash flow underwriting, new data sources, and new models that enhance risk identification, while also looking at opportunities to leverage Generative Artificial Intelligence.

•
Further matured our foundational capabilities in technology with key performance indicators showing improvements across all core metrics, along with better customer management and information management and a strategic digital roadmap.

•
Continued to enhance our cybersecurity program.

•
Positioned ourselves as an employer of choice with increased employee engagement scores, certified as one of America’s Most Loved Workplaces a second year in a row, creating Diverse Leaders and Women’s Leadership programs.

•
Expanded our Credit Worthy by OneMain Financial free digital education program to over 3,400 high schools and over 275,000 students since inception.

•
Continued to refine our funding and investor strategy, including raising approximately $3 billion in asset-backed securities and $1.6 billion of unsecured bonds in a challenging capital markets environment. Renewed and added bank partners and maintained a 24-month liquidity runway.

Achievement level of the annual compensation metrics is included in the table below.
2023 Annual Incentive Compensation Performance Scorecard
Metric	Weight	Target(1)	Result(1)	Achievement Level
C&I Capital Generation(2)	50%	$720 – $880	$794	100%
C&I Operating Expenses(2)	10%	$1,537 – $1,463	$1,487	100%
New Products/Channels	10%	$1,080 – $1,320	$1,127	100%
Financial Performance	70%			100%
Qualitative Assessment	30%			100 – 150%(3)
Total Performance Payout				100 – 115%(4)

(1)
Amounts in millions.

(2)
Refer to Appendix A for a description of these non-GAAP financial measures and reconciliations to the most directly comparable measures calculated under GAAP.

(3)
Achieved at 130% for Mr. Shulman, 150% for Mr. Conrad and 100% for Mr. Chadha.

(4)
Achieved at 109% for Mr. Shulman, 115% for Mr. Conrad and 100% for Mr. Chadha.

The table below reflects the target and earned annual incentive amounts based on the results reflected in the preceding table.
2023 Annual Incentive Awards
	Target Annual Incentive Compensation	Earned Annual Incentive Compensation
Douglas H. Shulman	$2,350,000	$2,562,000
Micah R. Conrad	$720,000	$828,000
Rajive Chadha	$720,000	$720,000
Long-Term Equity Awards
Long-term incentive awards tie executive compensation to the achievement of annual financial and qualitative performance metrics and are intended to align our NEOs’ interests with those of our long-term shareholders. Long-term incentives are split evenly between RSUs and PSUs.
2023 Restricted Stock Unit Grants
Under our modified executive compensation program effective for 2023, RSUs will be granted annually, with vesting to occur in three annual installments subject to continued service.
2023 RSU Grant
Douglas H. Shulman	$3,525,000
Micah R. Conrad	$992,405
Rajive Chadha	$938,112
2023 Performance Share Unit Awards
PSUs are tied to the achievement of C&I Capital Generation achievement over a three-year performance period, including a three-year Relative TSR modifier.
The C&I Capital Generation goals for the three-year period were set at the beginning of the performance period. The target for the first year of the performance period was set as a base dollar value, with targets for the second and third years set as growth rates. Performance against target (whether dollar value or growth rate) will be measured for each year, generating three annual payout percentages. The three annual payout percentages will be weighted averaged, as presented in the table below, to determine the final payout percentage. The payout percentage ranges from 0%, if the threshold C&I Capital Generation value or growth is not achieved, to 200%, if the maximum C&I Capital generation value or growth is achieved.
2023 PSU Metric
Metric*	Weighting
2023 C&I Capital Generation*	34%
2024 C&I Capital Generation Growth*	33%
2025 C&I Capital Generation Growth*	33%

*
Refer to Appendix A for a description of this metric.

The Committee selected this metric for 2023 as it aligns with how we are managing the business over the longer term, with targets aligned to our annual plan and requiring year-over-year growth. C&I Capital Generation, a non-GAAP metric described further in Appendix A, is the key performance measure of our segment that measures the capital created during a period and that we use to manage our business. Capital Generation reflects Consumer & Insurance adjusted pretax income, which excludes regulatory settlements, net gain or loss resulting from repurchases and repayments of debt, and other items and strategic activities (for example, restructuring charges), and also excludes the change in our Consumer & Insurance allowance for finance receivable losses in the period while still considering the Consumer & Insurance net charge-offs incurred during the period.
The PSUs are also subject to a three-year TSR modifier, which will adjust payout down by 20% if Relative TSR is in the bottom quartile when compared to the TSR Modifier Peer Group, and increase payout by 20% if in the top quartile, with no change occurring if Relative TSR is in the second and third quartiles. PSUs, including the impact of the Relative TSR modifier, have possible payouts ranging between 0% and 240% of the target level. The following reflects target PSU opportunity for our NEOs:
2023 PSU Target
Douglas H. Shulman	$3,525,000
Micah R. Conrad	$992,405
Rajive Chadha	$938,112
Previously Granted Performance-Based Awards
2022 Incentive RSU Awards
The 2022 Incentive RSUs granted in early 2023 as the equity component of the 2022 annual incentive awards vest in three equal increments following the grant date based on continued service, with one-third having vested on February 17, 2023, one-third having vested on February 20, 2024 and one-third vesting on February 20, 2025. These are the final 2022 Incentive RSUs granted under our annual incentive program.
2022 Incentive RSU Grants
Douglas H. Shulman	$1,906,666
Micah R. Conrad	$542,667
Rajive Chadha	$513,333
2021 PSU Awards
In January 2024, the Committee determined final payout levels for PSU awards granted in 2021 with a performance cycle ending at the end of 2023. For the three-year performance period, our Economic Average Diluted EPS Growth was (2.6)% and our Economic Average Unlevered Return was 11.8%. As a result, no payouts were made for the 2021-2023 performance cycle. Economic Average Diluted EPS Growth and Economic Average Unlevered Return are non-GAAP financial measures. Refer to Appendix A for a description of these non-GAAP financial measures and reconciliations to the most directly comparable measures calculated under GAAP.
Payout of 2021 PSU Awards
Douglas H. Shulman	$0
Micah R. Conrad	$0
Rajive Chadha	$0
Outstanding Performance Option Awards
In 2018 and 2019, the Committee granted cash-settled performance-based awards (the “Performance Option Awards”) to our NEOs, which were intended to provide additional incentives to significantly drive shareholder value and grow the Company following the completion of the Consortium Acquisition and the related changes to our Board and executive management. The Performance Option Awards were granted in three tranches for each NEO and were subject to achievement of double-trigger vesting conditions based on: (x) a reduction in the Company’s common stock owned by the Consortium to specified levels and (y) the

Company’s stock attaining (i) a specified volume-weighted average trading price (“VWAP”) over a consecutive six-month period ending on or before the date the Consortium reduced its ownership below the applicable level or (ii) a fair market value on the date following such reduction in ownership that was not less than 10% below the applicable VWAP trigger.
The Performance Option Awards were designed to closely align the interests of our management team with those of our stockholders, and vesting of the first two of the three tranches required that the Consortium, and therefore our stockholders generally, receive substantial pre-specified returns on investment based on the stock price at the time of the Consortium Acquisition. Such vesting conditions related to the first two tranches of the Performance Option Awards were satisfied in 2021.
In 2021, the Performance Option Awards were amended to extend the period to achieve the specified VWAP over a consecutive six-month period from the applicable Consortium sell-down date until July 2024, subject to the NEO’s continued employment through the vesting date or an earlier qualifying termination of employment.
The third tranche of the Performance Option Awards, representing approximately one-fifth of the Performance Option Awards (125,000 shares for Mr. Shulman and 40,000 shares each for Messrs. Conrad and Chadha), remains unvested with a VWAP trigger as of December 31, 2023 of  $71.61, with respect to Mr. Shulman, and $72.11, with respect to Messrs. Conrad and Chadha, as reported in the Outstanding Equity Awards at 2023 Fiscal Year-End Table. This VWAP trigger, as adjusted per the award terms for one-half of future dividends, must be achieved for a consecutive six-month period by July 26, 2024 for vesting to occur.
3	Employee Benefits and Other Compensation
We provide benefit programs that are designed to be competitive with market and provide reasonable security for employees. For 2023, welfare and retirement benefits were offered at essentially the same level to all U.S. salaried employees, including executive officers.
Retirement Benefits
All of our NEOs are eligible to participate in our general tax-qualified, defined contribution retirement savings 401(k) plan. We match a percentage of each participant’s contributions to the 401(k) plan up to the statutory limits.
Our NEOs are not eligible to participate in our tax qualified pension plan, which was frozen effective December 31, 2012.
In October 2021, the Committee adopted the OneMain Holdings, Inc. Nonqualified Deferred Compensation Plan (the “NQDC Plan”) which provides eligible participants, including our NEOs, with the option to defer receipt of some or all of their annual cash incentives and some of their base salaries, in each case, that are earned on or after January 1, 2022. The Committee determined to adopt such plan after reviewing our executive compensation plans in light of our goals and objectives, and deemed it to be in our and our stockholders’ best interests to provide certain employees with additional opportunities to defer compensation. Eligible participants include all employees with a base salary equal to or in excess of  $200,000, including each of our NEOs. Participant contributions will be fully vested at all times. Employer contributions are not permitted under the NQDC Plan. Distributions of participant accounts will be made following a participant’s separation of service, death, disability, unforeseeable emergency or as of a future payment date specified by the participant. For additional information, please see “Compensation Discussion and Analysis — Executive Compensation Tables — 2023 Nonqualified Deferred Compensation.”
Welfare Benefits
Each of our executive officers is eligible to participate in our various group health and welfare benefit plans and fringe benefit programs that are generally available to all of our employees on a non-discriminatory basis.

Severance and Change-in-Control Arrangements
For discussion of our severance and change-in-control arrangements, including a description of our Executive Severance Plan and the employment agreements with Messrs. Shulman and Chadha, please see “Compensation Discussion and Analysis — Executive Compensation Tables — Severance and Change-in- Control Arrangements.”
Other Compensation
Other compensation for our executive officers consists primarily of dividend equivalents with respect to unvested and outstanding RSUs, Performance Option Awards and PSUs granted prior to 2023. Such awards are credited with dividend equivalents equal to the per share cash dividends paid on our common stock, multiplied by the total number of equity awards subject to the award that are outstanding on the record date for such dividend. Half of the dividend equivalents are paid at the time of the dividend and half accrue and are paid at the time of vesting. As discussed above, dividend equivalents will not be paid on unvested PSUs granted from 2023 onward.
The crediting of dividend equivalents is meant to treat the equity award holders consistently with stockholders, which serves to further align the interests of our executive officers with our stockholders, with half of the amount deferred until vesting for retention purposes. Because they are not included in the grant date fair value of awards, dividend equivalents are reported in the All Other Compensation column of the Summary Compensation Table.
We generally limit perquisites for our executive officers, and when perquisites are provided they are limited to items that serve a reasonable business purpose.
4	How We Make Compensation Decisions
Role of the Compensation Committee
The Committee is responsible to our Board for overseeing the development and administration of our executive compensation and employee benefit plans and practices. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive officer compensation program.
The Committee is responsible for evaluating annually the performance of each of our NEOs and determining and approving their compensation (including, but not limited to, base pay and annual and long-term incentive award opportunities) based on such evaluation. Additionally, the Committee is responsible for the following, among its other duties:
•
Reviewing the Company’s executive compensation plans, including the goals and objectives relevant to compensation;

•
Evaluating the performance of our executive officers in light of such goals and objectives;

•
Reviewing and approving any severance or termination arrangements to be made with any executive officer;

•
Reviewing any perquisites or other personal benefits provided to any executive officer; and

•
Reviewing whether incentive and other forms of pay encourage excessive risk-taking and the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements.

The role of the Committee is described in detail in the Compensation Committee charter, which is available under the Corporate Governance tab on our investor relations website at http://investor.onemainfinancial.com. The Committee is supported in its work by our Executive Vice President, Chief Human Resources Officer, her staff, and the Committee’s independent compensation consultant, as described below.

Role of the Independent Compensation Consultant
The Committee recognizes the importance of using an independent compensation consultant that provides services to our Board and its committees. In 2023, the Committee retained FW Cook as its independent executive compensation consultant to provide independent advice, information and analysis on executive compensation, incentive plan performance measures and compensation program design and developments. FW Cook is engaged by and reports directly to the Committee, and the Committee may replace its compensation consultant or hire additional consultants at any time. A representative of FW Cook attends meetings of the Committee when requested, and communicates with the Committee Chair between meetings.
Compensation Consultant Independence
The Committee has assessed the independence of FW Cook pursuant to NYSE rules, and the Committee has concluded that the work performed by FW Cook for the Committee during 2023 did not raise any conflicts of interest that would prevent FW Cook from independently advising the Committee.
Role of Management
The Committee receives recommendations from the CEO, working with management, regarding our executive compensation structure, metrics, and goals. Our CEO does not make any recommendations with respect to his own compensation.
The Committee also receives information from our CFO and General Counsel to evaluate whether our incentive compensation programs for our executive officers and other employees encourage responsible investment of our resources and do not unintentionally encourage or reward imprudent risk-taking. After a review of our compensation plans by our CFO and General Counsel, who provided the Committee with a briefing in April 2024, the Committee concluded that our compensation plans were well designed and well documented. Additionally, our incentive compensation plans were not unbalanced such that they encourage excessive or unnecessary risk-taking that would endanger the reputation or financial well-being of the Company or otherwise have any material adverse effect on the Company.
Stockholder Feedback
At our 2020 Annual Meeting, our stockholders voted in favor of conducting advisory votes on our executive compensation program on a triennial basis. We also conducted an advisory vote on our executive compensation program at our 2023 Annual Meeting of Stockholders, at which approximately 95% of the votes cast were in favor of our executive compensation program, representing an 8% increase in support from the votes cast in favor at our 2020 Annual Meeting. Following the vote, the Board and the Compensation Committee reviewed these results and continue to enhance, and engage with stockholders on, our executive compensation policies. Stockholders will again be asked to vote, on an advisory basis, on the compensation paid to our NEOs at our 2026 Annual Meeting.
Informed by the feedback we have received during our stockholder engagement program and the high support at our 2023 Annual Meeting, our Board believes the realigned program appropriately reflects our current business and short- and long-term strategic and current economic environment. Shareholders generally expressed support for the simplified structure. The new program is more in line with market practices, while retaining our objective of attracting, retaining and incentivizing key talent.
Use of Peer Groups
Primary Peer Group
In the course of designing and implementing our executive compensation program, the Committee uses compensation data compiled from a group of publicly traded peer companies in the diversified financial services industries (including banking, consumer finance, thrifts and mortgage finance), as well as the specialty retail and IT services industries. The Committee periodically reviews and updates the Primary Peer Group, as necessary, upon the recommendation of its independent compensation consultant. We believe our Primary Peer Group represents the industries with which we currently compete for executive talent, and also includes our principal business competitors.

•
The Aaron’s Company Inc.
(Specialty Retail)

•
Credit Acceptance Corporation
(Consumer Finance)

•
Dollar Tree, Inc.
(Multiline Retail)

•
Huntington Bancshares Incorporated
(Banking)

•
Navient Corporation
(Consumer Finance)

•
Synchrony Financial
(Consumer Finance)

•
The Western Union Company
(IT Services)

•
Bread Financial Holdings, Inc.(1)
(IT Services)

•
Commerce Bancshares, Inc.
(Banking)

•
Comerica Incorporated
(Banking)

•
Fidelity National Information Services, Inc.
(IT Services)

•
LendingClub Corporation
(Consumer Finance)

•
Mr. Cooper Group Inc.
(Thrifts and Mortgage Finance)

•
SLM Corporation
(Consumer Finance)

(1) Alliance Data Systems Corporation changed its name to Bread Financial Holdings, Inc. in March 2022.
The Committee relies on various sources of compensation information to determine the competitive market for our NEOs. To assess the competitiveness of our executive compensation program, we (together with our independent compensation consultant) analyze compensation data obtained from the proxy materials of Primary Peer Group members as well as compensation and benefits survey data provided by other national compensation consulting firms. As part of this process, we measure our program’s competitiveness by comparing relevant market data against actual pay levels within each compensation component and in the aggregate for each executive officer position. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

TSR Modifier Peer Group
For purposes of evaluating Relative TSR as a modifier for the PSU portion of our long-term incentive program, the Committee compares the Company’s TSR against a broader set of consumer finance and other companies that the Committee deemed relevant based on its industry (the “TSR Modifier Peer Group”). The TSR Modifier Peer Group includes the following companies:

•
Ally Financial Inc.

•
Bread Financial Holdings, Inc.

•
Consumer Portfolio Services, Inc.

•
CURO Group Holdings Corp.

•
Encore Capital Group, Inc.

•
EZCORP, Inc.

•
Green Dot Corp.

•
LendingClub Corporation

•
Medallion Financial Corp.

•
Navient Corporation

•
Nicholas Financial, Inc.

•
Oportun Financial Corp.

•
Regional Management Corp.

•
SLM Corp.

•
Upstart Holdings, Inc.

•
Atlanticus Holdings Corp.

•
Capital One Financial Corp.

•
Credit Acceptance Corp.

•
Discover Financial Services

•
Enova International, Inc.

•
FirstCash Holdings, Inc.

•
Katapult Holdings, Inc.

•
LendingTree, Inc.

•
Mogo Inc.

•
Nelnet, Inc.

•
Open Lending Corp.

•
PRA Group, Inc.

•
SoFi Technologies, Inc.

•
Synchrony Financial

•
World Acceptance Corp.

Accounting and Tax Treatment
The accounting and tax treatment of the elements of our executive compensation is one factor considered in the design of the program. Although the Committee may consider the impact of tax and accounting consequences when developing and implementing the Company’s executive compensation program, the Committee retains the flexibility to design and administer a compensation program that is in the best interests of the Company and its stockholders.
Compensation Committee Report

The Committee reviewed and discussed the Compensation Discussion and Analysis set forth herein with management. Based upon the Committee’s review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Committee of the Board of Directors
Roy A. Guthrie
Aneek S. Mamik
Richard A. Smith

Executive Compensation Tables
2023 Summary Compensation Table
The table below summarizes information regarding compensation for the years 2021 through 2023, as applicable, for each of our NEOs.
Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards	Non-Equity Incentive Plan Compensation(3) ($)	Changes in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Douglas H. Shulman, Chairman and Chief Executive Officer	2023	1,000,000	10,267,357	—	2,562,000	—	1,619,311	15,448,668
	2022	1,000,000	4,713,173	—	1,906,666	—	3,206,129	10,825,968
	2021	889,231	14,005,170	—	2,567,500	—	4,253,167	21,715,068
Micah R. Conrad, Executive Vice President and Chief Financial Officer	2023	598,077	2,896,841	—	828,000	—	533,623	4,856,541
	2022	495,000	1,341,398	—	542,667	—	763,306	3,142,371
	2021	450,000	4,890,638	—	1,730,750	—	1,128,810	8,200,198
Rajive Chadha, Former Executive Vice President and Chief Operating Officer	2023	598,077	2,738,731	—	720,000	—	518,517	4,575,325
	2022	495,000	1,268,895	—	513,333	—	877,204	3,154,432
	2021	450,000	4,816,622	—	1,691,250	—	1,174,119	8,131,991

(1)
The amount in this column reflects the salary each NEO received as base salary in the year reported.

(2)
This column reports the grant date fair value of each form of equity award granted to our NEOs in accordance with ASC 718.

For 2023, the amounts in this column include 2022 Incentive RSUs reflecting the equity component of our 2022 annual incentive program and 2023 annual PSU grants. The 2023 amounts are reflected in the following table:
Name	2022 Incentive RSU Grant(a) ($)	2023 Total RSU Grant(b) ($)	2023 Total PSU Grant(c) ($)	Total Stock Awards ($)
Douglas H. Shulman	2,039,580	3,939,315	4,288,462	10,267,357
Micah R. Conrad	580,486	1,109,030	1,207,325	2,896,841
Rajive Chadha	549,099	1,048,357	1,141,275	2,738,731

(a)
The 2022 Incentive RSUs granted in early 2023 as the equity component of the 2022 annual incentive awards vest in three equal increments following the grant date based on continued service, with one-third having vested on February 17, 2023, one-third having vested on February 20, 2024 and one-third vesting on February 20, 2025. As discussed in the CD&A, these are the final 2022 Incentive RSUs granted under our annual incentive program.

(b)
The RSUs granted in 2023 include annual RSUs and RSUs as part of the transition of our RSU grant practices to our equity incentive program and will vest in three equal increments following the grant date based on continued service, with one-third having vested on February 20, 2024, one-third vesting on February 20, 2025 and one-third vesting on February 20, 2026.

(c)
The PSUs granted in 2023 include annual PSUs and PSUs as part of the transition of our equity incentive program. The reported grant date fair value of the PSUs reported in this column and included in the Summary Compensation Table is based on target payouts of such awards. If the maximum level of performance had been assumed, the grant date fair value of such PSUs would have been $10,292,291 for Mr. Shulman, $2,897,542 for Mr. Conrad and $2,739,050 for Mr. Chadha. The PSUs will vest after three years if the performance goals established by the Committee for the 2023-2025 performance period are attained.

For a summary of the assumptions used in the valuation of these equity-based awards, please see Note 16, Share- Based Compensation, to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)
The amounts in this column reflect the annual cash awards paid with respect to performance for the applicable year under the annual incentive program.

(4)
The amounts shown in this column include the following for 2023:

Name	401(k) Match ($)	Dividend Equivalents(a) ($)	Total All Other Compensation ($)
Douglas H. Shulman	13,200	1,606,111	1,619,311
Micah R. Conrad	13,200	520,423	533,623
Rajive Chadha	13,200	505,317	518,517

(a)
The values in this column represent dividend equivalent payments during 2023 in respect of RSUs, PSUs granted in 2021 and 2022 (PSUs granted in 2023 do not receive dividend equivalents) and Performance Option Awards held by our NEOs. These amounts are reported in this column because they are not included in the grant date fair value of awards.

2023 Grants of Plan-Based Awards Table
The table below summarizes information regarding grants of plan-based awards to our NEOs during 2023.
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas H. Shulman	1/20/2023	1,010,500	2,350,000	3,877,500	—	—	—	—	—
	2/6/2023	—	—	—	46,553	93,106	223,454	—	4,288,462
	1/20/2023	—	—	—	—	—	—	50,360	2,039,580
	2/6/2023	—	—	—	—	—	—	93,106	3,939,315
Micah R. Conrad	1/20/2023	309,600	720,000	1,188,000	—	—	—	—	—
	1/20/2023	—	—	—	8,148	16,296	39,110	—	750,594
	2/6/2023	—	—	—	4,958	9,916	23,798	—	456,731
	1/20/2023	—	—	—	—	—	—	14,333	580,487
	2/6/2023	—	—	—	—	—	—	26,212	1,109,030
Rajive Chadha	1/20/2023	309,600	720,000	1,188,000	—	—	—	—	—
	1/20/2023	—	—	—	7,699	15,398	36,955	—	709,232
	2/6/2023	—	—	—	4,690	9,380	22,512	—	432,043
	1/20/2023	—	—	—	—	—	—	13,558	549,099
	2/6/2023	—	—	—	—	—	—	24,778	1,048,357
(1)
Represents cash awards under the 2023 annual incentive program. The amounts reported represent the threshold, target and maximum awards (43%, 100% and 165% of target, respectively) that could be earned based on achievement of quantitative and qualitative goals as determined by the Committee. Based on the actual achievement for 2023 under the terms of the annual incentive program, the Committee approved cash payouts in early 2024, as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2023 above.

(2)
Represents annual PSUs granted in 2023. The PSUs will vest after three years on a date to be determined by the Committee, to the extent earned based upon the attainment of performance goals established by the Committee for the 2023-2025 performance period and as further described in the CD&A.

(3)
The grants reported in this column on January 20, 2023 represent 2022 Incentive RSUs granted under the 2022 annual incentive program. The amount reported in this table represents the 2022 Incentive RSUs that were granted in early 2023 following the Committee’s determination that 2022 performance goals had been achieved. The 2022 Incentive RSUs vest in three equal annual installments following the grant date based on continued service, with one-third having vested on February 17, 2023, one-third having vested on February 20, 2024 and one-third vesting on February 20, 2025. As discussed in the CD&A, these are the final 2022 Incentive RSUs granted under our annual incentive program.

The grants reported in this column on February 6, 2023 represent RSUs granted for 2023 as part of the transition of our RSU grant practices to our equity incentive program. These RSUs will vest in three equal increments following the grant date based on continued service, with one-third having vested on February 20, 2024, one-third vesting on February 20, 2025 and one-third vesting on February 20, 2026.
(4)
Amounts reported in this column are calculated in accordance with ASC 718 based on the probable achievement of the underlying performance conditions. For a summary of the assumptions used in the valuation of these equity- based awards, please see Note 16, Share-Based Compensation, to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

The 2023 Grants of Plan-Based Awards Table reports the dollar value of cash (non-equity) incentive awards and the number and value of equity awards granted to each executive officer during 2023. With regard to cash incentives, this table reports the range of potential values that could have been obtained by the executive officer; whereas the Summary Compensation Table reports the actual value realized for 2023. Equity amounts represent the grant date values of the awards determined under ASC 718 for purposes of financial statement reporting, which are based on probable outcomes. Grant date fair values reflected in the 2023 Grants of Plan-Based Awards Table do not include dividend equivalent payments with respect to the underlying equity-based awards.

Outstanding Equity Awards at 2023 Fiscal Year-End Table
The following table summarizes the equity awards held by our NEOs that were unvested and outstanding as of December 31, 2023.
	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name	Exercisable (#)	Unexercisable (#)
Douglas H. Shulman	—	—	125,000	20.01	7/16/2024	193,321(3)	9,511,393	167,617(6)	8,246,756
Micah R. Conrad	—	—	40,000	17.11	7/26/2024	59,254(4)	2,915,297	56,601(7)	2,784,769
Rajive Chadha	—	—	40,000	17.11	7/26/2024	57,047(5)	2,806,712	55,560(8)	2,733,552
(1)
The Performance Option Awards held by the NEOs were issued in three tranches, the first two of which settled during 2021. The third tranche remains unvested and is reflected in this column. The unvested tranche is subject to a vesting condition relating to the Company achieving a specified VWAP over a consecutive six-month period by July 2024. As of December 31, 2023, the VWAP goal for Tranche III was $71.61 for Mr. Shulman and $72.11 for Messrs. Conrad and Chadha, in each case subject to further adjustment (as described below). The awards include reductions to the VWAP and the base calculation price of unvested awards as follows: an amount equal to 50% of any cash dividends is applied to reduce the VWAP and the base calculation price; the remaining 50% of any cash dividends is paid to the award holder as soon as practicable following the date such cash dividend is paid to holders of shares of common stock, provided that the award holder remains employed. If the award holder is no longer employed, an amount equal to 100% of any cash dividend is applied to reduce the VWAP and the base calculation price.

(2)
Based on the closing market price of Company common stock on December 29, 2023 of  $49.20 per share.

(3)
Represents RSUs granted to Mr. Shulman in 2021, 2022 and 2023 that were unvested as of December 31, 2023. The vesting schedule for the RSUs is as follows: 64,463 vested in February 2024, 25,000 are scheduled to vest in July 2024, 47,822 are scheduled to vest in February 2025, 25,000 are scheduled to vest in July 2025 and 31,036 are scheduled to vest in February 2026.

(4)
Represents RSUs granted to Mr. Conrad in 2021, 2022 and 2023 that were unvested as of December 31, 2023. The vesting schedule for the RSUs is as follows: 18,251 vested in February 2024, 9,375 are scheduled to vest in September 2024, 13,515 are scheduled to vest in February 2025, 9,375 are scheduled to vest in September 2025 and 8,738 are scheduled to vest in February 2026.

(5)
Represents RSUs granted to Mr. Chadha in 2021, 2022 and 2023 that were unvested as of December 31, 2023. The vesting schedule for the RSUs is as follows: 17,258 vested in February 2024, 9,375 are scheduled to vest in September 2024, 12,779 are scheduled to vest in February 2025, 9,375 are scheduled to vest in September 2025 and 8,260 are scheduled to vest in February 2026. Upon Mr. Chadha’s departure from the Company, certain of these RSUs will be forfeited.

(6)
Represents PSUs granted to Mr. Shulman in 2021, 2022 and 2023, reflecting actual performance levels with respect to annual PSUs granted in 2021, and threshold performance levels with respect to annual PSUs granted in 2022 and 2023 and target performance for retention PSUs granted in 2021. The vesting schedule for the PSU awards is as follows: 21,064 annual PSUs will vest in the first quarter of 2025, 46,553 annual PSUs will vest in the first quarter of 2026 and 100,000 retention PSUs granted in 2021 will vest no later than July 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee.

(7)
Represents PSUs granted to Mr. Conrad in 2021, 2022 and 2023 reflecting actual performance levels with respect to annual PSUs granted in 2021, threshold performance levels with respect to annual PSUs granted in 2022 and 2023 and target performance for retention PSUs granted in 2021. The vesting schedule for the PSU awards is as follows: 5,995 annual PSUs will vest in the first quarter of 2025, 13,106 annual PSUs will vest in the first quarter of 2026 and 37,500 retention PSUs will vest no later than September 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee.
(8)
Represents PSUs granted to Mr. Chadha in 2021, 2022 and 2023 reflecting actual performance levels with respect to annual PSUs granted in 2021, threshold performance levels with respect to annual PSUs granted in 2022 and 2023 and target performance for retention PSUs granted in 2021. The vesting schedule for the PSU awards is as follows: 5,671 annual PSUs in the first quarter of 2025, 12,389 annual PSUs in the first quarter of 2026 and 37,500 retention PSUs no later than September 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee. However, upon Mr. Chadha’s departure from the Company, these PSUs will be forfeited.

2023 Options Exercised and Stock Vested Table
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas H. Shulman(1)	—	—	101,125	4,369,405
Micah R. Conrad(2)	—	—	33,250	1,378,191
Rajive Chadha(3)	—	—	31,959	1,324,053

(1)
Represents 29,240 PSUs that vested on February 9, 2023 with a value of  $38.39 per share, 46,885 RSUs that vested on February 17, 2023 with a value of  $44.42 per share and 25,000 RSUs that vested on July 14, 2023 with a value of $46.57 per share on the respective vesting dates.

(2)
Represents 9,835 PSUs that vested on February 9, 2023 with a value of  $38.39 per share, 14,040 RSUs that vested on February 17, 2023 with a value of  $44.42 per share and 9,375 RSUs that vested on September 7, 2023 with a value of $40.21 per share on the respective vesting dates.

(3)
Represents 9,303 PSUs that vested on February 9, 2023 with a value of  $38.39 per share, 13,281 RSUs that vested on February 17, 2023 with a value of  $44.42 per share and 9,375 RSUs that vested on September 7, 2023 with a value of $40.21 per share on the respective vesting dates.

2023 Nonqualified Deferred Compensation
The amounts shown in this table reflect NEO activity under our NQDC Plan, which took effect in 2022.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Douglas H. Shulman	—	—	41,207	—	279,352
Micah R. Conrad	—	—	5,396	—	59,663
Rajive Chadha	—	—	59,924	—	316,591

(1)
No elections were made by our NEOs to defer base salary or annual cash incentives under our NQDC Plan for 2023.

(2)
Employer contributions are not permitted under our NQDC Plan.

Potential Payments Upon Termination or Change-In-Control for 2023
The following table shows the payments and benefits that our NEOs would have been eligible to receive if their employment had been terminated or if a change in control of the Company had occurred as of December 31, 2023. Amounts used for equity awards are based on the closing market price of our common stock on December 29, 2023 of  $49.20 per share.
Name	Type of Payment or Benefit	Voluntary Resignation without Good Reason or Retirement ($)	Termination Due to Disability or Death ($)	Termination without Cause ($)	Termination for Good Reason ($)	Change in Control ($)(1)	Termination without Cause or for Good Reason following a Change in Control ($)
Douglas H. Shulman(2)	Cash Severance Payment	—	—	17,739,636	17,739,636	—	17,739,636
	Acceleration of Unvested RSUs	—	9,511,393	4,401,580	—	—	9,511,393
	Acceleration of Unvested PSUs	—	—	—	—	—	11,573,513
	Continuation of Benefits Payment	—	—	26,818	26,818	—	26,818
	Total	—	9,511,393	22,168,034	17,766,454	—	38,851,360
Micah R. Conrad(3)(4)	Cash Severance Payment	—	—	600,000	—	—	600,000
	Acceleration of Unvested RSUs	—	2,915,297	1,359,199	—	—	2,915,297
	Acceleration of Unvested PSUs	—	—	—	—	—	3,724,538
	Continuation of Benefits Payment	—	—	26,818	26,818	—	26,818
	Total	—	2,915,297	1,986,017	26,818	—	7,266,653
Rajive Chadha(3)(5)	Cash Severance Payment	—	—	600,000	—	—	600,000
	Acceleration of Unvested RSUs	—	2,806,712	1,310,344	—	—	2,806,712
	Acceleration of Unvested PSUs	—	—	—	—	—	3,622,104
	Continuation of Benefits Payment	—	—	18,477	18,477	—	18,477
	Total	—	2,806,712	1,928,821	18,477	—	7,047,293

(1)
None of the NEOs is eligible to receive benefits solely in the event of a change in control. Notwithstanding the foregoing, the Omnibus Incentive Plan and certain of the NEOs’ award agreements contemplate acceleration of vesting of equity awards if such awards are not assumed and/or substituted upon a change in control.

(2)
Under Mr. Shulman’s employment agreement, in the event of a termination by the Company without cause or by the executive for good reason (whether or not in connection with a change in control), he will receive a cash severance payment of an aggregate amount equal to (i) $2,633,333 payable over 24 months (or, if such termination occurs within the 24-month period following a change in control, a single lump sum), plus (ii) any earned but unpaid annual and long-term incentive for the calendar year immediately preceding the termination, plus (iii) an amount equal to two-thirds of the average annual and long-term incentive earned in respect of the three years completed prior to the year of termination. Under the terms of Mr. Shulman’s employment agreement, he is also entitled to a lump sum distribution equal to 12 months of premiums for COBRA continuation for Mr. Shulman and his dependents, representing $26,818.

Mr. Shulman’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 89,463 RSUs, or $4,401,580, and (b) upon a termination without cause (or, for the RSUs granted in 2021, 2022 and 2023, resignation for good reason) during the 12 months following a change in control, or upon his death or disability, all unvested RSUs will vest, representing 193,321 RSUs, or $9,511,393.

Mr. Shulman’s PSU award agreements, including his annual PSUs and retention PSUs, provide that a total of 235,234 PSUs will vest upon a termination without cause (or, for the PSUs granted in 2021, 2022 and 2023, resignation for good reason) during the 12 months following a change in control, or $11,573,513, and do not otherwise vest upon termination.
(3)
As of December 31, 2023, Messrs. Conrad and Chadha were eligible to receive severance benefits pursuant to the Executive Severance Plan. Under the Executive Severance Plan, upon a termination by the Company without cause (whether or not in connection with a change in control) or by the executive for good reason within 12 months following a change in control, each executive receives base salary continuation for 12 months and a lump sum distribution equal to 12 months of premiums for COBRA continuation for the executive and his dependents at the rates in effect on the date of termination. Messrs. Conrad and Chadha are eligible to receive lump-sum COBRA premiums pursuant to the terms of the Executive Severance Plan in the amounts of  $26,818 and $18,477, respectively.

(4)
Mr. Conrad’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 27,626 RSUs, or $1,359,199, and (b) upon a termination without cause (or, for the RSUs granted in 2021, 2022 and 2023, resignation for good reason) during the 12 months following a change in control, or upon his death or disability, all unvested RSUs will vest, representing 59,254 RSUs, or $2,915,297.

Mr. Conrad’s PSU award agreements, including his annual PSUs and retention PSUs, provide that a total of 75,702 PSUs will vest upon a termination without cause (or, for the PSUs granted in 2021, 2022 and 2023, resignation for good reason) during the 12 months following a change in control, or $3,724,538, and do not otherwise vest upon termination.
(5)
Mr. Chadha’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 26,633 RSUs, or $1,310,344, and (b) upon a termination without cause (or, for the RSUs granted in 2021, 2022 and 2023, resignation for good reason) during the 12 months following a change in control, or upon his death or disability, all unvested RSUs will vest, representing 57,047 RSUs, or $2,806,712.

Mr. Chadha’s PSU award agreements, including his annual PSUs and retention PSUs, provide that a total of 73,620 PSUs will vest upon a termination without cause (or, for the PSUs granted in 2021, 2022 and 2023, resignation for good reason) during the 12 months following a change in control, or $3,622,104, and do not otherwise vest upon termination.
Severance and Change-in-Control Arrangements
Executive Severance Plan
Our Executive Severance Plan is intended to facilitate changes in the leadership team by establishing terms for the separation of an executive officer in advance, allowing for a smooth transition of responsibilities when it is in the best interests of the Company. As of December 31, 2023, the Committee had identified Messrs. Chadha and Conrad as “eligible executives,” as defined in the Executive Severance Plan for purposes of participation in such plan. The Executive Severance Plan provides for severance payments and benefits to the eligible executives in the event of a “qualifying termination.” A qualifying termination is defined as (i) a termination by the Company without “cause” or (ii) a termination by the executive for “good reason” on or before the 12-month anniversary of a “change in control” (each term, as defined in the Executive Severance Plan). In the event of a qualifying termination and subject to the eligible executive’s adherence to the covenants contained in the Executive Severance Plan and execution of a severance agreement (including a general waiver and release of claims along with certain non-competition and intellectual property protections), the Executive Severance Plan provides for (i) continued payment of the eligible executive’s annual base salary for a period of 12 months and (ii) a lump sum cash payment in an amount equal to 12 months of premiums for COBRA continuation coverage for the eligible executive and their eligible dependents.
Omnibus Incentive Plan
In January 2021, we amended our Omnibus Incentive Plan to provide that, unless otherwise determined by the plan administrator, if a change in control occurs (as defined in the Omnibus Incentive Plan), and the employment of the holder of an award granted under the plan (an “Award”) is terminated by the Company without cause (as defined in the Omnibus Incentive Plan) on or after the effective date of the change in control but prior to 12 months following the change in control, then: (i) any unvested portion of any Award carrying a right to exercise shall become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to an Award granted under the Omnibus Incentive Plan shall lapse and such Award shall be deemed fully vested and any performance goals imposed with respect to such Awards shall be deemed to be fully achieved. The change in control protection provided by the Omnibus Incentive Plan does not apply to the voluntary termination of employment by an Award recipient following a change in control for “good reason” or otherwise.
Mr. Shulman’s Employment Agreement
In July 2018, we entered into an employment agreement with Mr. Shulman pursuant to which he began serving as our CEO on September 8, 2018, and which reflected advice from our independent compensation consultant and consideration of the terms of Mr. Shulman’s compensation arrangements with his prior employer.
Pursuant to our employment agreement with Mr. Shulman, Mr. Shulman receives an annual base salary of at least $800,000 and is eligible for an annual target incentive of at least $5,500,000, payable in cash, RSUs and PSUs. The employment agreement also provided that the PSUs to be granted to Mr. Shulman pursuant to our annual equity grant determination for 2019 would include a prorated grant made with respect to his 2018 service.
Mr. Shulman is eligible to receive the termination benefits pursuant to his employment agreement. If Mr. Shulman’s employment is terminated by the Company other than for “cause” (as defined in the agreement, but not including a termination of employment due to death or disability) or he resigns for “good reason” (as defined in the agreement and summarized below), and if Mr. Shulman executes a general release of claims in a form acceptable to the Company and continues to comply with all applicable restrictive covenants, then he would be entitled to: (i) a severance payment equal to $2,633,333, payable in equal installments over a 24-month period in accordance with the Company’s payroll (or, if such termination occurs within the 24-month period following a “change in control” (as defined in the agreement), a single lump sum); (ii) any earned but unpaid annual and long-term incentive for the calendar year immediately preceding the termination; (iii) an amount equal to two-thirds of the average annual and long-term incentive earned in respect of the three years completed prior to the year of termination; and (iv) a lump sum payment equal to 12 months of COBRA premiums.
For purposes of Mr. Shulman’s employment agreement, “good reason” means (i) a material reduction in his duties, authorities, responsibilities or reporting relationships; (ii) the reduction of his base salary or annual and long-term incentive opportunity (in each case, other than an across-the-board reduction affecting all senior management of the Company which reduction results in the decrease of his base salary or annual and long-term incentive opportunity, as applicable, of less than 10%); (iii) relocation of his principal location of employment by more than 50 miles (unless such new location is closer to his primary residence in New York City); (iv) the failure to nominate him as a member of the board of directors of the Company; or (v) the failure to pay him compensation when due under the terms of his employment agreement.
Pursuant to the employment agreement, as amended in July 2021, Mr. Shulman is bound by certain restrictive covenants including confidentiality, non-disparagement, work product and, during the term of his employment and for a period of one year thereafter, non-solicitation of employees, consultants and customers and non-competition. The Company is bound by a non-disparagement covenant.
Mr. Chadha’s Employment Agreement
In connection with Mr. Chadha’s appointment as Executive Vice President and Chief Operating Officer, the Company entered into an offer letter agreement with Mr. Chadha setting forth the terms of his employment and compensation. The terms of the offer letter agreement reflected consideration of the terms of Mr. Chadha’s compensation arrangements with his prior employer and the results of negotiations between the parties to the agreement.
The letter agreement provided for an annual base salary of  $450,000 and eligibility for a 2019 annual target incentive of  $1,750,000, with one-third payable in cash, one-third granted in RSUs (in each case, subject to the achievement of performance goals established by the Committee relating to the 2019 performance period), and the remaining one-third granted in PSUs, with vesting based on performance over the 2019- 2021 performance period. In addition to the annual incentive award, Mr. Chadha was granted a three-year performance-based cash award and Performance Option Awards, subject to vesting conditions described in “Compensation Discussion & Analysis — 2023 Compensation Elements — Previously Granted Performance-Based Awards.” In addition, Mr. Chadha received certain relocation benefits, including reimbursed commuting expenses, home sale assistance and home purchase assistance.
As announced on April 1, 2024, Mr. Chadha stepped down as Executive Vice President and Chief Operating Officer on March 31, 2024 and will continue to serve as a Senior Advisor to the Company up to September 15, 2024.
CEO Pay Ratio
In accordance with SEC rules, we have calculated the ratio between the total compensation of our CEO and our median employee for 2023. To select our median employee, we evaluated our employee population and determined our median employee using W-2 income as our consistently applied compensation measure. We selected our median employee from our entire employee population as of December 31, 2023, using annualized base pay for employees who were hired in 2023, and converting compensation for employees paid in currencies other than the U.S. dollar into U.S. dollars using a fiscal year 2023 exchange rate. We did not make any full-time equivalent adjustment for any employee when annualizing base pay. We examined a small group of employees for whom total cash compensation was clustered within a few dollars around the median. From this group, we selected an individual we determined to be reasonably representative of our median employee.
The 2023 annual total compensation for the median employee, who serves as a branch manager, determined in accordance with SEC rules was $49,916. The 2023 annual total compensation for our CEO, Mr. Shulman, was $15,448,668, as reported in the “Total” column of the Summary Compensation Table. The resulting pay ratio is estimated to be approximately 309 to 1.
Amounts reported in the Summary Compensation Table for our NEOs, including our CEO, are determined pursuant to SEC rules that do not necessarily reflect amounts actually received or realized by, or value actually delivered to, our NEOs, including our CEO. In addition, other companies have different employee demographics and compensation and benefit practices. As a result, CEO pay ratios reported by other companies may vary significantly and likely are not comparable to our CEO pay ratio.

Pay Versus Performance
The following table presents certain information regarding compensation paid to our CEO and other NEOs, and certain measures of financial performance, for the four years ended December 31, 2023. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)	Average Summary Compensation Table Total for Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income(4) (in millions)	C&I Capital Generation(4)(5) (in millions)
					Total Stockholder Return	Peer Group Total Stockholder Return(3)
2023	$15,448,668	$19,411,856	$4,715,933	$6,039,373	$198.75	$125.32	$641	$794
2022	$10,825,968	$3,745,311	$3,148,402	$647,344	$121.88	$106.95	$872	$1,064
2021	$21,715,068	$39,608,197	$8,166,095	$14,259,457	$167.32	$122.43	$1,314	$1,303
2020	$9,739,632	$13,192,003	$3,238,132	$3,902,537	$135.33	$97.76	$730	$1,056

(1)
Mr. Shulman served as our Chief Executive Officer for each year presented.

(2)
Messrs. Conrad and Chadha were our other NEOs for each year presented.

(3)
The market index used was the NYSE Financial Sector Index.

(4)
On January 1, 2023, the Company adopted ASU 2018-12, Financial Services — Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts. In accordance with this standard, the Company has recast its prior period financial information to reflect the effects of the adoption. See our Annual Report on Form 10-K for the year ended December 31, 2023, for additional information on the adoption of ASU 2018-12.

(5)
The company-selected measure is C&I Capital Generation, which is a non-GAAP financial measure. Refer to Appendix A for a description of how this measure is calculated and, for 2023, a reconciliation to the most directly comparable measure calculated under GAAP.

The following table reconciles the total compensation shown in the Summary Compensation Table to the compensation actually paid to NEOs shown in the Pay Versus Performance Table above.
Year	Summary Compensation Table Total	Less: Equity Awards Included in Summary Compensation Table	Add: Year-End Value of Unvested Equity Awards Granted in Year	Add: Change in Year-End Value of Unvested Equity Awards Granted in Prior Years	Add: Vesting Date Value of Equity Awards Granted and Vested During Year	Add: Change in Value of Unvested Equity Awards Granted in Prior Years that Vested During Year(a)	Total Compensation Actually Paid(a)
CEO
2023	$15,448,668	$(10,267,357)	$11,461,489	$1,474,642	$745,634	$548,780	$19,411,856
2022	$10,825,968	$(4,713,173)	$2,511,907	$(5,796,156)	$865,280	$51,485	$3,745,311
2021	$21,715,068	$(14,005,170)	$13,771,899	$84,304	$659,124	$17,382,972	$39,608,197
2020	$9,739,632	$(4,221,360)	$3,870,523	$2,949,852	$865,897	$(12,541)	$13,192,003
Non-CEO NEOs
2023	$4,715,933	$(2,817,786)	$3,143,590	$664,689	$206,464	$126,483	$6,039,373
2022	$3,148,402	$(1,305,147)	$695,579	$(2,052,692)	$239,616	$(78,414)	$647,344
2021	$8,166,095	$(4,853,630)	$5,009,300	$(51,126)	$215,683	$5,773,135	$14,259,457
2020	$3,238,132	$(1,381,488)	$1,266,680	$533,624	$283,366	$(37,777)	$3,902,537

(a)
Amounts reported for 2021 reflect the settlement of two tranches of Performance Option Awards.

The following charts reflect the compensation actually paid to the Company’s Chief Executive Officer and the average compensation actually paid to the non-CEO NEOs, respectively, and their relation to (i) the Company’s TSR, (ii) the Company’s net income, and (iii) the Company’s selected measure of financial performance, C&I Capital Generation, for each year presented. We also show below the relationship between the Company’s TSR and the TSR of the NYSE Financial Sector Index over this period.
The Company’s TSR increased in three of the last four years, with total TSR increasing 99% over this period. The TSR of the NYSE Financial Sector Index also grew in three of the last four years, but at a lower rate than the Company’s TSR, with total TSR of the NYSE Financial Sector Index increasing 28% from 2020 through 2023. The Company’s net income and C&I Capital Generation trended up from 2020 to 2021 before declining in 2022 and 2023. Compensation actually paid to the Company’s Chief Executive Officer and average compensation actually paid to the non-CEO NEOs increased from 2020 to 2021 before declining significantly in 2022 and then increasing in 2023 to levels that were higher than 2020 but less than 2021. The increase in compensation actually paid in 2023 was largely due to higher equity grant values in 2023 for the reasons discussed in the CD&A, as well as increased stock price performance during 2023, which increased the value of outstanding equity awards held by our NEOs.
Compensation Actually Paid
and OneMain TSR
Compensation Actually Paid
and Net Income

Compensation Actually Paid
and C&I Capital Generation
OneMain TSR and Peer Group TSR
OneMain considers the following to be the most important financial performance measures it uses to link compensation actually paid to its NEOs, for 2023, to company performance.
Financial Performance Measures
C&I Capital Generation*
C&I Capital Generation Growth*
C&I Operating Expenses*
New Products/Channels

*
Refer to Appendix A for a description of these non-GAAP financial measures and reconciliations to the most directly comparable measures calculated under GAAP.

Audit Committee Matters
Proposal 2 – Ratification of Appointment of Independent Auditors
The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2024. The Board is asking stockholders to ratify the appointment. Although SEC regulations and NYSE listing standards require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important corporate governance matter for stockholders to provide input to the Audit Committee and the Board. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the vote to constitute a recommendation to consider the appointment of another independent registered public accounting firm for future fiscal years. Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting by phone and will be given an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate stockholder questions regarding the Company’s financial statements.

The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Audit Committee Policies and Procedures
Audit Committee’s Pre-Approval Policies and Procedures
Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our independent registered public accounting firm are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the committee, and any such approvals are reviewed and ratified by the committee at its next scheduled meeting. The Audit Committee has delegated to the Chair of the committee the authority to pre-approve permissible non-audit services.
Independent Auditor Tenure and Rotation
As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. PricewaterhouseCoopers LLP has been our independent auditor since 2002. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Audit Committee interviews proposed candidates and selects the lead audit engagement partner. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with the Company.

Independent Registered Public Accounting Firm Fees and Services
For the years ended December 31, 2023 and 2022, professional services were performed for us by PricewaterhouseCoopers LLP, our independent registered public accounting firm, pursuant to the oversight of our Audit Committee. Set forth below are the fees billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and 2022. All fees and services were pre-approved in accordance with the Audit Committee’s pre-approval policy.
	2023	2022
Audit Fees	$12,244,000	$12,045,000
Audit-Related Fees	$1,320,000	$355,000
Tax Fees	$295,000	$175,000
All Other Fees	$8,000	$58,000
Total Fees	$13,867,000	$12,633,000
Audit Fees. Audit fees primarily related to the annual audits of the combined consolidated financial statements of the Company and OMFC included in our Annual Report on Form 10-K for the year ended December 31, 2023, the annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the combined condensed consolidated financial statements of the Company and OMFC included in our Quarterly Reports on Form 10-Q, and statutory audits of our insurance subsidiaries in 2022 and 2023.
Audit-Related Fees. Audit related fees primarily related to comfort letters issued to underwriters for debt and security offerings, implementation of accounting standards updates and certain other agreed-upon procedures in 2022 and 2023.
Tax Fees. Tax fees related to the computation of certain tax credits in 2022 and 2023 and tax planning initiatives in 2023.
All Other Fees. All other fees related to services for our insurance subsidiaries in 2022 and 2023.
Audit Committee Report

The Audit Committee is a standing committee of the Board that is comprised solely of non-employee directors who have been affirmatively determined to be “independent” within the meaning of NYSE listing standards and Section 10A of the Exchange Act. The Audit Committee operates pursuant to a written charter that is available under the Corporate Governance tab on our investor relations website at http://investor.onemainfinancial.com and is also available to stockholders upon request, addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708.

The Company’s management is responsible for the preparation of the Company’s consolidated financial statements and the Company’s overall financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with GAAP and on the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company’s independent registered public accounting firm, including the approval of audit fees and any permissible non-audit services provided by and fees paid to the independent registered public accounting firm. See “Board of Directors — Board Structure — Committees of the Board — Audit Committee” above for additional information regarding the role and responsibilities of the Audit Committee.

In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2023, the Audit Committee:

•
Reviewed and discussed the Company’s audited consolidated financial statements with management;

•
Discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC governing communications between auditors and audit committees, including the scope of the audit, the Company’s critical accounting policies and estimates, new accounting guidance and the critical audit matter addressed during the audit; and

•
Received the written disclosures and the letters from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Audit Committee of the Board of Directors
Roy A. Guthrie Philip L. Bronner Richard A. Smith

Information about Stock Ownership
Persons Owning More than 5% of OneMain Stock
The following table shows as of March 31, 2024, the most recent practicable date, according to publicly available information, the beneficial ownership of shares of Company common stock by each stockholder known to the Company to beneficially own more than 5% of Company common stock. As of March 31, 2024, there were 119,877,252 shares of the Company’s common stock issued and outstanding.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	12,198,452	10.18%
FMR LLC(2) 245 Summer Street Boston, MA 02210	9,447,927	7.88%
Capital International Investors(3) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	8,680,716	7.24%
Värde Partners, Inc.(4) 901 Marquette Ave. S, Suite 3300 Minneapolis, MN 55402	6,696,718	5.59%
Brave Warrior Advisors, LLC(5) 12 East 49th Street New York, NY 10017	6,416,800	5.35%
BlackRock, Inc.(6) 50 Hudson Yards New York, NY 10001	6,338,297	5.29%

(1)
All information about The Vanguard Group (“Vanguard”) is based on Amendment No. 8 to its Schedule 13G filed with the SEC on February 12, 2024. Vanguard reported that it is the beneficial owner of 12,198,452 shares of Company common stock. Vanguard also reported that it has sole dispositive power with respect to 12,023,516 shares of common stock and shared dispositive power of 174,936 shares of common stock.

(2)
All information about FMR LLC (“FMR”) is based on Amendment No. 10 to its Schedule 13G filed with the SEC on February 9, 2024. FMR reported that it is the beneficial owner of 9,447,927 shares of Company common stock. FMR also reported that it has sole voting power over 9,419,927 shares of common stock and sole dispositive power over 9,447,927 shares of common stock. FMR also disclosed the following: Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(3)
All information about Capital International Investors is based on Amendment No. 1 to its Schedule 13G filed with the SEC on February 9, 2024. Capital International Investors reported that it is the beneficial owner of 8,680,716 shares of Company common stock. Capital International Investors also reported that it has sole voting power over 8,680,632 shares of common stock and sole dispositive power over 8,680,716 shares of common stock. Capital International Investors also disclosed that it is a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited, and that its divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.”
(4)
All information about Värde is based on Amendment No. 6 to its Schedule 13D (the “Värde Schedule 13D”) filed with the SEC on December 5, 2023 by Värde Partners, Inc. (“Värde”) and the other reporting persons listed therein. Värde reported that: each of Värde Partners, Inc., Värde Partners, L.P., Uniform Investco GP LLC, Uniform Investco LP, Ilfryn C. Carstairs and Bradley P. Bauer beneficially owns and has shared voting and dispositive power over 6,696,718 shares of Company common stock; Uniform InvestCo Sub L.P. beneficially owns and has shared voting and dispositive power over 4,510,294 shares of Company common stock; each of The Värde Specialty Finance Fund G.P., L.P., The Värde Specialty Finance Fund U.G.P., LLC and Värde SFLT, L.P. beneficially owns and has shared voting and dispositive power over 2,078,081 shares of Company common stock; each of The Värde Fund XII UGP, LLC, The Värde Fund XII G.P., L.P. and The Värde Fund XII (Master), L.P. beneficially owns and has shared voting and dispositive power over 1,306,546 shares of Company common stock; Värde Investment Partners, L.P. beneficially owns and has shared voting and dispositive power over 787,169 shares of Company common stock; each of Värde Credit Partners UGP, LLC, Värde Credit Partners G.P., L.P. and Värde Credit Partners Master, L.P. beneficially owns and has shared voting and dispositive power over 616,793 shares of Company common stock; each of The Värde Skyway Fund UGP, LLC, The Värde Skyway Fund G.P., L.P. and The Värde Skyway Master Fund, L.P. beneficially owns and has shared voting and dispositive power over 804,081 shares of Company common stock; each of Värde Investment Partners UGP, LLC and Värde Investment Partners G.P., L.P., beneficially owns and has shared voting and dispositive power over 1,891,217 shares of Company common stock; Värde Investment Partners (Offshore) Master, L.P. beneficially owns and has shared voting and dispositive power over 769,607 shares of Company common stock; and The Värde Fund VI-A, L.P. beneficially owns and has shared voting and dispositive power over 334,441 shares of Company common stock. Various relationships among such persons are described in the Värde Schedule 13D. As set forth in the Värde Schedule 13D, the principal address of each of the foregoing persons other than Messrs. Carstairs and Bauer is c/o Värde Partners, Inc., 901 Marquette Avenue South, Suite 3300, Minneapolis, MN 55402; the principal address of Mr. Carstairs is 88 Market Street #23-04, Singapore 048948; the principal address of Mr. Bauer is 520 Madison Avenue, 34th Floor, New York 10022.

(5)
All information about Brave Warrior Advisors, LLC (“Brave Warrior”) is based on its Schedule 13G filed with the SEC on February 14, 2024. Brave Warrior reported that it is the beneficial owner of 6,416,800 shares of Company common stock. Brave Warrior also reported that it has sole voting power over 6,416,800 shares of common stock and sole dispositive power over 6,416,800 shares of common stock.

(6)
All information about BlackRock, Inc. (“BlackRock”) is based on its Schedule 13G filed with the SEC on January 31, 2024. BlackRock reported that it is the beneficial owner of 6,338,297 shares of Company common stock. BlackRock also reported that it has sole voting power with respect to 5,704,850 shares of common stock and sole dispositive power of 6,338,297 shares of common stock.

OneMain Stock Beneficially Owned by Officers and Directors
The following table shows as of March 31, 2024, the most recent practicable date, according to publicly available information, the beneficial ownership of shares of Company common stock by: (i) each present director, including the nominees for re-election at the Annual Meeting; (ii) the Company’s NEOs; and (iii) all directors and executive officers of the Company, as a group. As of March 31, 2024, there were 119,877,252 shares of the Company’s common stock issued and outstanding. Beneficial ownership means that the individual has or shares voting power or dispositive power with respect to the shares of Company common stock or the individual has the right to acquire the shares within 60 days following March 31, 2024. Unless otherwise stated, the address for each beneficial owner is c/o Corporate Secretary, Attn: Legal Department, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708. None of the directors or executive officers listed below owns 1% or more of the Company’s common stock, individually or in the aggregate.
Name	Common Stock	Right to Acquire	Total
Douglas H. Shulman	280,304	—	280,304
Micah R. Conrad	70,460	—	70,460
Rajive Chadha	61,923	—	61,923
Philip L. Bronner	7,466	—	7,466
Phyllis R. Caldwell	1,739	7,028	8,767
Toos N. Daruvala	—	—	—
Roy A. Guthrie(1)	13,797	25,879	39,676
Valerie Soranno Keating	47,033	—	47,033
Aneek S. Mamik(2)	1,180	—	1,180
Richard A. Smith	8,730	12,603	21,333
Directors and executive officers as a group (11 persons)	499,466	45,510	544,976

(1)
Mr. Guthrie is the Investment Manager of Guthrie 2012 Investments LP, which owns 13,797 shares of common stock. Mr. Guthrie disclaims beneficial ownership of the shares of common stock held by Guthrie 2012 Investments LP except to the extent of his direct pecuniary interest therein.

(2)
The amount included in the table above represents Mr. Mamik’s personal holdings in the Company’s common stock. Mr. Mamik is an affiliate of Värde and may be deemed to beneficially own the shares of Company common stock through entities affiliated with Värde as described in footnote 4 to the “Persons Owning More than 5% of OneMain Stock” table above, although Mr. Mamik disclaims beneficial ownership of the shares of common stock beneficially owned by Värde except to the extent of his indirect pecuniary interest therein, if any.

Equity Compensation Plan Information
The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2023:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders	2,257,087	—	11,422,479
Equity compensation plans not approved by security holders	—	—	—
Total	2,257,087	—	11,422,479

(1)
Represents shares of Company common stock reserved for issuance pursuant to RSUs and PSUs (assuming maximum achievement of the applicable performance metrics) that were outstanding as of December 31, 2023.

(2)
Represents shares of Company common stock that were available for future issuance under our Omnibus Incentive Plan as of December 31, 2023, excluding shares identified in column (a) that are reserved for issuance pursuant to RSUs and PSUs that were outstanding as of December 31, 2023.

Additional Information
Questions and Answers on the Annual Meeting and Voting
Q:
What is this document?

A:
This document is called a proxy statement and includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by the SEC and NYSE. This proxy statement is used by the Company’s Board of Directors to solicit proxies to be voted at the Annual Meeting. Proxies are solicited to give all stockholders an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.

Q:
Who pays the cost of soliciting proxies?

A:
We are making this solicitation and will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC as a proxy solicitor to assist us in soliciting proxies for the Annual Meeting. We will pay them a fee of  $15,000, plus reimbursable expenses and customary charges. The solicitation of proxies or votes may be made by mail, in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:
How is the Company distributing proxy materials?

A:
We are using the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about April 26, 2024, we mailed a Notice of Internet Availability to all stockholders entitled to vote at the Annual Meeting. By doing so, we save costs and reduce our impact on the environment. The Notice tells you how to:

•
view our proxy materials for the Annual Meeting, including this proxy statement and the 2023 Annual Report, on the Internet and vote; and

•
instruct us to send proxy materials to you by mail or email.

You may also request delivery of an individual copy of the proxy statement and 2023 Annual Report by contacting us by mail at OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708 or by calling our investor relations department at (212) 359-2432.
Q:
What happens if multiple stockholders share the same address?

A:
If you and others who share your mailing address own Company common stock through bank or brokerage accounts, you may have received a notice that your household will receive only one copy of the proxy statement and 2023 Annual Report or Notice of Internet Availability. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

Q:
When and where will the Annual Meeting be held?

A:
The meeting will be held on June 12, 2024, at our corporate offices located at 601 NW Second Street, Evansville, Indiana 47708, beginning at 9:30 a.m. Central Time. Stockholders may obtain directions to the location of the meeting by contacting our Corporate Secretary, Attn: Legal Department, at 601 NW Second Street, Evansville, Indiana 47708, or by telephone at (812) 468-5455.

Q:
How do I attend the Annual Meeting?

A:
Admission to the Annual Meeting is limited to Company stockholders or their proxy holders. In order to be admitted to the Annual Meeting, each stockholder will be asked to present proof of stock ownership and a valid government-issued photo identification, such as a driver’s license. Proof of stock ownership may consist of the proxy card, or if shares are held in the name of a broker, bank or other nominee, i.e., in “street name,” an account statement or letter from the nominee indicating that you beneficially owned shares of Company common stock at the close of business on April 17, 2024, which is the record date for the Annual Meeting.

Q:
What is the structure of our Board of Directors?

A:
Our Board consists of eight members divided into three classes. Each class serves a three-year term. Three Class II directors are up for re-election at the Annual Meeting.

Q:
What matters will stockholders vote on at the meeting?

A:
You will be voting on the following:

1.
To elect three Class II directors, Philip L. Bronner, Toos N. Daruvala and Douglas H. Shulman, to serve until the 2027 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

2.
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2024.

3.
Such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

Q:
What are the Board’s voting recommendations?

A:
The Board unanimously recommends that you vote “FOR” each of the Class II director nominees named in Proposal 1, the Director Election Proposal, and “FOR” Proposal 2, the Auditor Ratification Proposal.

Q:
Who may vote at the meeting?

A:
All stockholders who owned shares of Company common stock at the close of business on the record date of April 17, 2024 may attend and vote at the meeting.

Q:
How do I vote and what are the voting deadlines?

A:
You can vote either in person at the meeting or by proxy whether you attend the meeting or not. You can vote by telephone or Internet by following the instructions on the proxy card. If you are a registered holder of shares of Company common stock, you can also vote by mail by completing, signing, dating and returning your proxy card. If you hold your shares of our common stock beneficially in street name, you may submit proxies by following the voting instructions provided by your broker, bank or other nominee. See “What If I Am A ‘Beneficial Owner?’” below for more information. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on June 11, 2024.

Q:
What if I am a “Beneficial Owner?”

A:
If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank or other nominee), you will receive voting instructions (including, if your broker, bank or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) from the record holder, and you must follow those instructions to have your shares voted at the Annual Meeting.

Q:
How do I change my voting instructions before the meeting?

A:
You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•
delivering a written notice of revocation to our Corporate Secretary, Attn: Legal Department, at 601 NW Second Street, Evansville, Indiana 47708;

•
submitting another signed proxy card with a later date;

•
submitting another proxy by telephone or over the Internet at a later date; or

•
attending the Annual Meeting and voting in person.

If your shares are held in “street name,” please follow the directions given by the institution that holds your shares to change or revoke your voting instructions.
Q:
Is my vote confidential?

A:
We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our inspector of election to examine these documents. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management and the Board to review your comments.

Q:
How many votes do I have?

A:
You will have one vote for each share of Company common stock that you owned at the close of business on April 17, 2024, which is the record date for the meeting.

Q:
How many shares of stock are eligible to vote at the Annual Meeting?

A:
At the close of business on April 17, 2024, there were a total of 119,825,391 shares of Company common stock issued and outstanding and eligible to vote at the Annual Meeting.

Q:
How many shares must be present to hold the Annual Meeting?

A:
The holders of a majority of the shares of Company common stock outstanding as of the record date and entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. In determining whether a quorum is present, shares represented by abstentions and broker non-votes will be deemed present at the Annual Meeting. Once a share is deemed present for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting.

Q:
How many votes are required to elect directors and adopt other proposals?

A:
Proposal 1 — Director Election Proposal: Directors are elected by a majority of votes cast at a meeting of stockholders at which a quorum is present.

Abstentions and broker non-votes, if any, will not have any effect on the election of a director.
Proposal 2 — Auditor Ratification Proposal: Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on the proposal.
Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the same effect as a vote against this proposal. We do not expect there to be any broker non-votes with respect to this proposal.
Other business: All other business that may properly come before the Annual Meeting requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on any such other business.
Q:
How will voting on any other business be conducted?

A:
We do not know of any other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.
Q:
What is the effect of abstentions and broker “non-votes”?

A:
Proxies marked “abstain” or proxies required to be treated as broker “non-votes” are considered present for purposes of determining whether there is a quorum at the Annual Meeting.

A broker non-vote occurs when you fail to provide your broker with voting instructions on a particular proposal that is non-routine. Brokers only have discretionary authority to vote your shares on proposals that are considered a “routine” matter.
The only routine matter scheduled to be voted upon at the Annual Meeting is the Auditor Ratification Proposal. The Director Election Proposal is considered non-routine. Accordingly, if you hold your shares in “street name” through a broker or other nominee, it is critical that you instruct your broker or other nominee how to vote on the Director Election Proposal if you want your shares to count in the vote rather than be treated as a broker non-vote.
Abstentions and broker non-votes with respect to the Director Election Proposal will have no effect on the outcome of the Director Election Proposal. Abstentions will have the same effect as a vote against the Auditor Ratification Proposal. No broker non-votes are expected in connection with the Auditor Ratification Proposal, which is considered a routine matter.
Q:
Who will tabulate and count the votes?

A:
Representatives or agents of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the Company’s inspector of election.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and report final results on a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

Q:
How do I submit a stockholder proposal for inclusion in the proxy materials in connection with the 2025 Annual Meeting?

A:
Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2025 Annual Meeting of Stockholders must submit their proposals to our Corporate Secretary on or before December 27, 2024.

All stockholder proposals must be addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708.
Q:
How do I submit a stockholder proposal for consideration at the 2025 Annual Meeting?

A:
Stockholders who wish to present a proposal for consideration at our 2025 Annual Meeting of Stockholders, but who do not wish to include such proposal in the proxy materials to be distributed by us in connection with our 2025 Annual Meeting of Stockholders, must provide notice thereof to our Corporate Secretary on or before March 14, 2025.

Apart from Exchange Act Rule 14a-8, certain procedures must be followed under our Bylaws for a stockholder to introduce an item of business at an annual meeting of stockholders.
If our Annual Meeting is held on June 12, 2024, as expected, any stockholder proposal for our 2025 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered untimely under our Bylaws if it is received by us prior to February 12, 2025 or after March 14, 2025. An untimely proposal may not be brought before or considered at our 2025 Annual Meeting of Stockholders. Any stockholder proposal notice submitted must also be made in compliance with our Bylaws.
All notices must be addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708. The chairman of our Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.
Q:
How do I submit a director nomination for consideration at the 2025 Annual Meeting?

A:
Stockholders who wish to present a director nomination for consideration at our 2025 Annual Meeting of Stockholders must provide notice thereof to our Corporate Secretary on or before March 14, 2025.

Certain procedures must be followed under our Bylaws for a stockholder to nominate persons for election as directors at an annual meeting of stockholders.
If our Annual Meeting is held on June 12, 2024, as expected, a notice of director nomination for our 2025 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered untimely under our Bylaws if it is received by us prior to February 12, 2025 or after March 14, 2025. An untimely proposal may not be brought before or considered at our 2025 Annual Meeting of Stockholders. Any notice of a director nomination submitted must also be made in compliance with our Bylaws which require, among other information, compliance with Rule 14a-19 under the Exchange Act. For more information regarding our procedures for director nominations as set forth in our Bylaws, please refer to “Corporate Governance — The Board of Directors — Selection of Director Nominees.”
All notices of director nominations must be addressed to OneMain Holdings, Inc., c/o Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708. The chairman of our Annual Meeting may refuse to acknowledge the introduction of any director nomination not made in compliance with the foregoing procedures.
Q:
How do I contact the Board?

A:
Our Board welcomes feedback. Any Company stockholder or other interested party who wishes to communicate with the Board or any of its members (including the Lead Independent Director) may do so by writing to the Board of Directors (or any one or more members):

c/o Corporate Secretary
Attn: Legal Department
OneMain Holdings, Inc.
601 NW Second Street
Evansville, Indiana 47708
Stockholders may also visit: https://investor.onemainfinancial.com/corporate-governance/contact-the- board/default.aspx.
Q:
Where can I find additional information?

A:
The Company files annual, quarterly and current reports, proxy statements, amendments to these reports and other information with the SEC. These reports can be accessed, free of charge, on the SEC’s website, www.sec.gov, or through our investor relations website, http://investor.onemainfinancial.com, under the heading “Financials & Filings.”

We will also provide, without charge to each stockholder upon written request, a copy of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and all amendments to those reports. Written requests for copies can be made by mail to: Corporate Secretary, Attn: Legal Department, 601 NW Second Street, Evansville, Indiana 47708 or by telephone at (812) 468-5455.

Appendix A – Non-GAAP Financial Measures and Key Performance Indicators
This proxy statement contains certain financial metrics that we use, among other factors, to assess performance under our executive compensation program. For our cash awards under our annual incentive program for 2023, these metrics include C&I Capital Generation, C&I Operating Expenses and New Products/Channels. For PSU awards in 2023, these metrics include 2023 C&I Capital Generation, and 2024 and 2025 C&I Capital Generation Growth. For PSU awards granted in the 2021-2023 performance cycle, the metrics included Economic Average Diluted EPS Growth and Economic Average Unlevered Return. These metrics are calculated on a basis other than in accordance with United States generally accepted accounting principles (“GAAP”). The tables below present these non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. This proxy statement also includes reference to our 2023 Managed Receivables, which is also a key performance indicator. These metrics and their related components are calculated as described below.
•
C&I Capital Generation (non-GAAP) is equal to C&I adjusted net income, excluding the after-tax change in allowance for finance receivable losses.

•
C&I Operating Expenses (non-GAAP) are operating expenses that are directly correlated to the C&I segment, adjusted to exclude the impact of regulatory settlements, Performance Option Awards, and restructuring charges.

•
Economic Average Diluted EPS Growth (non-GAAP) is Economic Earnings Average Growth (which is the simple three-year average of Economic Earnings, or GAAP net income excluding the after-tax impact of changes in loan loss reserve and intangible amortization), divided by the fully diluted average outstanding shares.

•
Economic Average Unlevered Return (non-GAAP) is the simple three-year average of the annual economic unlevered return on receivables percentage, which is defined as pre-tax income, excluding interest expense, the impact of changes in the loan loss reserve, and intangible amortization, divided by average net receivables.

•
Managed Receivables is the sum of C&I net finance receivables and finance receivables serviced for our whole loan sale partners.

Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable measure calculated in accordance with GAAP. In the context of our executive compensation program, we believe these non-GAAP financial measures provide useful information to evaluate the performance of our business.
In many cases, non-GAAP financial measures are determined by adjusting the most directly comparable GAAP measure to exclude non-GAAP adjustments that we believe are not representative of our underlying business performance. Readers should consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.

C&I Adjusted Pretax Income (Non-GAAP)
(unaudited, $ in millions)	FY23
Consumer & Insurance	$845
Other	(6)
Segment to GAAP Adjustment	1
Income Before Income Taxes – GAAP basis	$840
C&I Pretax Income – Segment Accounting Basis	$845
Regulatory settlements	26
Other(1)	3
C&I Adjusted Pretax Income (non-GAAP)	$874
Reconciling Items(2)	$(28)

(1)
Includes strategic activities and other items.

(2)
Reconciling items consist of Segment to GAAP Adjustment and the adjustments to C&I Pretax Income – Segment Accounting Basis.

Supplemental C&I Segment Metrics
(unaudited, $ in millions)	12/31/2023
Consumer & Insurance	$21,349
Segment to GAAP Adjustment	—
Net Finance Receivables – GAAP basis	$21,349
Consumer & Insurance	$2,480
Segment to GAAP Adjustment	—
Allowance for Finance Receivable Losses – GAAP basis	$2,480
Managed Receivables
(unaudited, $ in millions)	12/31/2023
C&I Net Finance Receivables	$21,349
Finance Receivables Serviced for our Whole Loan Sale Partners	882
Managed Receivables	$22,231

C&I Adjusted Net Income (Non-GAAP)
(unaudited, $ in millions, except per share statistics)	FY23
Interest Income	$4,559
Interest Expense	(1,015)
Provision for Finance Receivable Losses	(1,721)
Net Interest Income after Provision for Finance Receivable Losses	1,823
Insurance	448
Investment	116
Gain on Sales of Finance Receivables	52
Other	111
Total Other Revenues	727
Operating Expenses	(1,487)
Insurance Policy Benefits and Claims	(189)
Total Other Expenses	(1,676)
C&I Adjusted Pretax Income (non-GAAP)	874
Income Taxes(1)	(219)
C&I Adjusted Net Income (non-GAAP)	$655
C&I Adjusted Diluted EPS	$5.43

(1)
Income taxes assume a 25% tax rate.

C&I Capital Generation (Non-GAAP)
(unaudited, $ in millions)	FY23
C&I Adjusted Pretax Income (non-GAAP)	$874
Provision for Finance Receivable Losses	1,721
Net Charge-offs	(1,536)
Change in C&I Allowance for Finance Receivable Losses (non-GAAP)	185
C&I Pretax Capital Generation (non-GAAP)	1,059
C&I Capital Generation, net of tax(1) (non-GAAP)	$794

(1)
Income taxes assume a 25% tax rate.

Economic Average Diluted EPS Growth (Non-GAAP)
(unaudited, $ in millions, except per share statistics)	FY20	FY21	FY22	FY23
Net Income	$730	$1,314	$872	$641
Adjustments, net of tax(1)
Change in Allowance for Finance Receivable Losses	242	(131)	162	139
Intangible Amortization	28	24	10	1
Economic Earnings (non-GAAP)	$1,000	$1,207	$1,044	$781
Average Outstanding Shares (in millions)	134.9	133.1	124.4	120.6
Economic Average EPS (non-GAAP)	$7.41	$9.07	$8.38	$6.48
Year-over-Year Economic EPS Growth (non-GAAP)		22.3%	(7.5)%	(22.7)%
Economic Average Diluted EPS Growth (non-GAAP)				(2.6)%
Note: On January 1, 2023, the Company adopted ASU 2018-12, Financial Services — Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts. In accordance with this standard, the Company has recast its prior period financial information to reflect the effects of the adoption. See OneMain Holdings, Inc. Annual Report on Form 10-K for year ended December 31, 2023, for additional information on the adoption of ASU 2018-12.
(1)
Income taxes assume a 25% tax rate.

Economic Average Unlevered Return (Non-GAAP)
(unaudited, $ in millions)	FY21	FY22	FY23
Pre-Tax Income	$1,741	$1,155	$840
Interest Expense	937	892	1,019
Change in Allowance for Finance Receivable Losses	(174)	216	185
Intangible Amortization	32	13	1
Economic Unlevered Return (non-GAAP)	$2,536	$2,276	$2,045
Average Net Receivables	18,281	19,440	20,527
Economic Unlevered ROR (non-GAAP)	13.9%	11.7%	10.0%
Economic Average Unlevered Return (%) (non-GAAP)			11.8%
Note: On January 1, 2023, the Company adopted ASU 2018-12, Financial Services — Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts. In accordance with this standard, the Company has recast its prior period financial information to reflect the effects of the adoption. See OneMain Holdings, Inc. Annual Report on Form 10-K for year ended December 31, 2023, for additional information on the adoption of ASU 2018-12.

ONEMAIN HOLDINGS, INC.
CORPORATE SECRETARY
ATTN: LEGAL DEPARTMENT
601 NW SECOND STREET
EVANSVILLE, IN 47708

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV46048-P11064For Against AbstainONEMAIN HOLDINGS, INC.ONEMAIN HOLDINGS, INC.CORPORATE SECRETARYATTN: LEGAL DEPARTMENT601 NW SECOND STREETEVANSVILLE, IN 477082. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the yearending December 31, 2024.The Board of Directors recommends you vote FOR the following proposal:NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournments orpostponements thereof.1. To elect three Class II directors to serve until the 2027Annual Meeting of Stockholders.The Board of Directors recommends you vote FOR eachof the three nominees listed under Proposal 1:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Nominees:! ! !! ! !! ! !For Against Abstain1b. Toos N. Daruvala1c. Douglas H. Shulman1a. Philip L. Bronner! ! !VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time on June 11, 2024. Have yourproxy card in hand when you access the website and follow the instructions toobtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE

V46049-P11064ONEMAIN HOLDINGS, INC.Annual Meeting of StockholdersJune 12, 2024 9:30 A.M. Central TimeThis proxy is solicited on behalf of the Board of DirectorsThe stockholder(s) hereby appoint(s) Douglas H. Shulman, Lily Fu Claffee, and Jeannette E. Osterhout, or any of them, as proxies,each with the power to appoint a substitute and hereby authorize(s) them to represent and to vote, as designated on thereverse side of this proxy, and at their discretion on any matter that may properly come before the meeting, all of the shares ofcommon stock of OneMain Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholdersand any adjournment(s) or postponement(s) thereof, to be held at 9:30 A.M., Central Time, on Wednesday, June 12, 2024, at601 NW Second Street, Evansville, Indiana 47708. This proxy hereby revokes any proxies previously submitted by the stockholder(s)with respect to the shares represented by this proxy.IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE THE SHARES REPRESENTEDBY THIS PROXY FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. THE PROXIES AREAUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING ORANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARDPROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse sideImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and the 2023 Annual Report to Stockholders are available at www.proxyvote.com